UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Thomas & Betts Corporation

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THOMAS & BETTS CORPORATION
8155 T&B Boulevard
Memphis, Tennessee 38125
(901) 252-8000

March 14, 2008

Dear Shareholder:

You are invited to attend our 2008 Annual Meeting of Shareholders on Wednesday, May 7, 2008. The meeting will be held at 10:00 a.m., CDT, in the Winegardner Auditorium of The Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee. Details of the business to be conducted at the meeting are set forth in the accompanying notice of annual meeting and proxy statement.

Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. I urge you to promptly vote and authorize your proxy instructions via the Internet, by telephone or by completing and mailing your proxy card in the enclosed envelope. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Thank you for your confidence in Thomas & Betts.

Respectfully,

Dominic J. Pileggi
Chairman, President and
Chief Executive Officer

THOMAS & BETTS CORPORATION
8155 T&B Boulevard
Memphis, Tennessee 38125
(901) 252-8000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE & TIME	Wednesday, May 7, 2008 at 10:00 a.m., CDT.

PLACE	Winegardner Auditorium at The Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee.

ITEMS OF BUSINESS	• Election of 9 directors;

• Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2008;

• Approval of the Thomas & Betts Management Incentive Plan;

• Approval of the Thomas & Betts 2008 Stock Incentive Plan; and

• Such other business as may properly come before the meeting or any adjournment or postponement.

RECORD DATE	Shareholders of record at the close of business on March 7, 2008, may vote at the meeting.

VOTING BY PROXY
The Board of Directors is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the meeting. Please see the attached proxy statement and enclosed proxy card for information on submitting your proxy over the telephone, by Internet, or by mailing back the traditional proxy card (no extra postage is needed for the enclosed envelope if mailed in the U.S.). If you later decide to vote at the meeting, information on revoking your proxy prior to the meeting is also provided. You may receive more than one set of proxy materials and proxy cards. Please promptly complete, sign and return each proxy card you receive in order to ensure that all of your shares are represented and voted.

RECOMMENDATIONS
The Board of Directors recommends that you vote “FOR” each nominee for director; “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm; “FOR” approval of the Management Incentive Plan; and “FOR” approval of the Thomas & Betts 2008 Stock Incentive Plan.

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting
To Be Held on May 7, 2008
The Proxy Statement and Annual Report to Shareholders are available at http://www.proxydocs.com/tnbc

Your vote is important.  Whether or not you expect to attend the meeting, please submit your proxy promptly in order to assure that a quorum is present. Thank you for your attention to this important matter.

By Order of the Board of Directors,

J.N. RAINES
Secretary

Memphis, Tennessee
March 14, 2008

PLEASE VOTE YOUR SHARES PROMPTLY.

THOMAS & BETTS CORPORATION
8155 T&B Boulevard
Memphis, Tennessee 38125
(901) 252-8000

Proxy Statement

for the

2008 ANNUAL MEETING OF SHAREHOLDERS

Our Annual Meeting of Shareholders will be held at 10:00 a.m., CDT on May 7, 2008, at Winegardner Auditorium, The Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee.

About this Proxy Statement

The enclosed proxy is solicited by the Board of Directors of Thomas & Betts Corporation for use at the 2008 Annual Meeting of Shareholders. Your vote is very important. For this reason, the Board of Directors is requesting that you allow your shares to be represented at the Annual Meeting by the proxies named on the enclosed proxy card. In connection with the solicitation of proxies by the Board of Directors, beginning on or about March 17, 2008, we are mailing this proxy statement, the enclosed proxy card, and our 2007 Annual Report on Form 10-K to all shareholders entitled to vote at the meeting.

We will pay the cost of soliciting proxies for the Annual Meeting. We have retained Georgeson, Inc., to distribute material to beneficial owners of our common stock whose shares are held by brokers, banks, or other institutions and to assist in soliciting proxies, for a fee estimated at $9,000 plus expenses. In addition, our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or e-mail. We will reimburse brokers, banks and others who are record holders of our common stock for reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares.

Information about Voting

What matters will be voted on at the Annual Meeting?

At the Annual Meeting, shareholders will be asked to vote on the following proposals:

•	Election of 9 directors, comprising all members of our Board of Directors who will serve after the Annual Meeting;

•	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2008;

•	Approval of the Management Incentive Plan;

•	Approval of the Thomas & Betts 2008 Stock Incentive Plan; and

•	Such other business as may properly come before the meeting or any adjournment or postponement.

Who is entitled to vote at the Annual Meeting?

The record date for the Annual Meeting is March 7, 2008. Only shareholders of record at the close of business on that date are entitled to attend and vote at the Annual Meeting. The only class of stock that can be voted at the meeting is our common stock. Each share of common stock is entitled to one vote on all matters that come before the meeting. At the close of business on the record date, we had 58,113,636 shares of common stock outstanding.

Shareholders of Record: Shares Registered in Your Name.  If on March 7, 2008 your shares were registered directly in your name with our transfer agent, Computershare, Ltd., then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the Internet, as instructed below, to ensure your vote is counted.

Beneficial Owner:  Shares Registered in the Name of a Broker or Bank.  If on March 7, 2008 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

How do I vote?

You may vote “FOR” all the nominees to the Board of Directors or you may withhold your vote for all nominees. Alternatively, you may vote “FOR” any nominee you specify. For each of the other matters to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting. The procedures for voting are fairly simple:

Shareholder of Record:  Shares Registered in Your Name.  If you are a shareholder of record, there are four methods by which you may vote at the Annual Meeting:

•	Telephone: You may submit your voting instructions by telephone by following the instructions printed on the proxy card. If you submit your voting instructions by telephone, you do not have to mail in your proxy card.

•	Mail: To vote by mail using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the postage paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	Internet: You may vote on the Internet by following the instructions printed on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

•	In Person: To vote in person, attend the Annual Meeting. You will be given a ballot when you arrive.

Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. We encourage you to vote by telephone or the Internet, both of which are convenient, cost-effective, and reliable alternatives to returning your proxy card by mail. Please choose only one method to cast your vote by proxy.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank.  If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Thomas & Betts. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Can I change my vote after I submit my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy bearing a later date;

•	You may send a written notice that you are revoking your proxy to the Inspector of Election, Computershare Ltd., 525 Washington Blvd., 3rd Fl., Suite 4694, Jersey City, New Jersey 07310; or

•	You may attend the Annual Meeting and you must notify the election officials at the meeting that you wish to revoke your proxy and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How will my vote be counted?

Votes will be counted by the Inspector of Election appointed for the meeting, who will separately count “FOR” and withheld votes, with respect to the election of directors. With respect to proposals other than the election of directors, “FOR” and “AGAINST” votes, abstentions and broker non-votes will be counted separately. Abstentions for each proposal (other than the election of directors) will be counted towards the vote total and will have the same effect as “AGAINST” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority or instructions to vote certain shares on a particular matter, then those shares will be treated as broker non-votes. Shares represented by such broker non-votes will, however, be counted in determining whether there is a quorum.

The votes will be tabulated and certified by our transfer agent, Computershare Ltd. A representative of Computershare Ltd. will serve as the Inspector of Election.

How many shares must be present to constitute a quorum for the meeting?

Holders of a majority of the shares of the Company’s outstanding common stock must be present in person or by proxy in order for a quorum to be present. If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present or represented. Any business that could have been transacted at the meeting as originally scheduled can be conducted at the rescheduled meeting.

How many votes are needed to approve each proposal?

•	For the election of directors, the nine nominees receiving the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Only votes “FOR” or votes withheld with respect to any or all of the nominees will affect the outcome.

•	To be approved, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008, must receive “FOR” votes from the majority of shares present and entitled to vote either in person or by proxy.

•	For approval of both the Management Incentive Plan the 2008 Stock Incentive Plan, the two plans must receive “For” votes from a majority of shares present and entitled to vote either in person or by proxy.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2008.

How can I obtain the Company’s Annual Report on Form 10-K?

A shareholders’ letter and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which together constitutes our 2007 Annual Report to Shareholders, is being mailed along with this proxy statement. Our 2007 Annual Report is not incorporated into this proxy statement and shall not be considered proxy solicitation material.

We will also mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as well as a copy of any exhibit specifically requested. Requests should be sent to: Thomas & Betts Corporation — Attn: Corporate Secretary, 8155 T&B Blvd., 4D-56, Memphis, TN 38125. A copy of our Annual Report on Form 10-K has also been filed with the Securities and Exchange Commission (“SEC”) and may be accessed from the SEC’s homepage www.sec.gov.

How many copies should I receive if I share an address with another shareholder?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

The Company and some brokers may be householding our proxy materials by delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or by Thomas & Betts if you are a shareholder of record. You can notify us by sending a written request to Thomas & Betts Corporation — Attn: Corporate Secretary, 8155 T&B Blvd., 4D-56, Memphis, TN 38125, or calling (901) 252-8000. In addition, Thomas & Betts will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

Who should I contact if I have any questions?

If you have any questions about the Annual Meeting, these proxy materials or your ownership of our common stock, please contact our Secretary at Thomas & Betts Corporation — Attn: Corporate Secretary, Thomas & Betts Corporation, 8155 T&B Blvd., 4D-56, Memphis, TN 38125, or by calling (901) 252-8000.

THOMAS & BETTS STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Ownership

The following table shows beneficial ownership of our common stock as of March 7, 2008, by each director, the Chief Executive Officer, Chief Financial Officer, and each of the other three most highly compensated named executive officers who were serving as executive officers at the end of 2007, and all directors and executive officers as a group. Except as otherwise stated in the footnotes, each of the individuals named exercises sole voting and investment power over his or her shares.

	Beneficial Ownership as of March 7, 2008
		Stock Options exercisable
	Common	within 60 days of	Restricted	Total	Percentage
Name	Stock	March 7, 2008	Stock	Shares	(%)

Ernest H. Drew	4,146	23,562	3,692	31,400		*
Jeananne K. Hauswald	1,367	7,762	3,376	12,505		*
Dean Jernigan	4,000	1,549	2,175	7,724		*
Ronald B. Kalich, Sr.	3,346	23,562	2,492	29,400		*
Kenneth R. Masterson	3,346	23,562	3,142	30,050		*
Jean-Paul Richard	6,346	23,562	2,892	32,800		*
Kevin L. Roberg	892	—	892	1,784		*
David D. Stevens	4,846	6,962	1,042	12,850		*
William H. Waltrip	3,546	23,562	3,692	30,800		*
Dominic J. Pileggi	51,114	202,872	75,468	329,454		*
Kenneth W. Fluke	12,572	24,264	21,375	58,211		*
J.N. Raines	33,332	32,263	12,970	78,565		*
Imad Hajj	6,208	47,182	10,617	64,007		*
Christopher P. Hartmann**	20,048	—	15,053	35,101		*

All directors and executive officers as a group (15 persons)***				776,166	1.3%

*	Less than 1%.

**	Mr. Hartmann was our Chief Operating Officer through December 31, 2007; he resigned his position with the Company effective January 4, 2008.

***	Represents 9 nonemployee directors and 6 executive officers.

The Common Stock column represents shares that are owned directly or jointly with family members. The Stock Options column represents shares that may be purchased through the exercise of stock options within 60 days of March 7, 2008. Restricted Stock is beneficially owned by the named individual and may be voted, but not transferred because of restrictions as of the record date.

The following table shows stock credits attributed to each director’s fee deferrals through March 7, 2008. Directors formerly deferred fees pursuant to the Deferred Fee Plan for Nonemployee Directors which was terminated in 2004 and may now defer fees under the Nonemployee Directors Equity Compensation Plan. There were no deferrals for fiscal year ending December 31, 2007. The stock credits, each of which represents a share of our common stock, have no voting rights and may be distributed in cash or stock, as determined by us after a director’s retirement.

Number of
Name	Stock Credits

Ernest H. Drew	17,108
Jeananne K. Hauswald	2,590
Dean Jernigan	1,288
Ronald B. Kalich, Sr.	9,374
Kenneth R. Masterson	2,426
Jean-Paul Richard	3,685
Kevin L. Roberg*	—
David D. Stevens*	—
William H. Waltrip	4,076

*	Messrs. Roberg and Stevens joined the Board in 2007 and 2004 respectively. They were not eligible to participate in the Deferred Fee Plan for Nonemployee Directors which was terminated in 2004. Neither have elected to defer fees under the current plan.

Beneficial Owners of More Than 5% of Common Stock

	Beneficial Ownership
Name	Shares	Percent(%)

Wachovia Corp New(1)	4,311,175	7.44
One Wachovia Center Charlotte, North Carolina 28288
GAMCO Investors, Inc.(2)	3,981,325	6.88
One Corporate Center Rye, New York 10580
Vanguard Horizon Funds-	3,311,000	5.71
Vanguard Capital Opportunity Fund(3) 100 Vanguard Boulevard Malvern, Pennsylvania 19355

(1)	Wachovia Corp New, a parent holding company, claims sole voting power as to 3,872,659 shares; sole dispositive power as to 4,225,508 shares and shared dispositive power as to 68,758 shares. Information regarding Wachovia Corp New is from the Schedule 13G filed with the Securities and Exchange Commission on February 4, 2008.

(2)	GAMCO Investors, Inc., a parent holding company, disclaims dispositive power and voting power as to all shares. Gabelli Funds, LLC, a registered investment advisor and a subsidiary of GAMCO Investors, Inc., has sole voting and dispositive power as to 1,258,000 shares. GAMCO Asset Management Inc., a registered investment advisor and a subsidiary of GAMCO Investors, Inc., has sole voting power as to 2,622,625 shares and sole dispositive power as to 2,720,325 shares. MJG Associates, Inc., an investment manager and a subsidiary of GAMCO Investors, Inc., has sole voting and dispositive power as to 2,000 shares. Gabelli Securities, Inc., an investment manager and majority owned subsidiary of GAMCO Investors, Inc., has sole voting and dispositive power as to 1,000 shares. Information regarding GAMCO Investors, Inc., is from Amendment No. 24 to Schedule 13D filed with the Securities and Exchange Commission on October 19, 2007.

(3)	Vanguard Horizon Funds — Vanguard Capital Opportunity Fund has sole voting power for all shares. The Vanguard Capital Opportunity Fund is an investment option offered in the Company’s 401(k) plan. Information regarding Vanguard Horizon Funds — Vanguard Capital Opportunity Funds is from the Schedule 13G/A filed with the Securities and Exchange Commission on February 27, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

On the basis of our review of reports and representations submitted by the directors and executive officers of the Company, all Forms 3, 4 and 5 showing ownership of and changes in ownership of Common Stock were timely filed in 2007 with the Securities and Exchange Commission as required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

CORPORATE GOVERNANCE, CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS

Board of Directors

What does the Board of Directors do?

Our Board of Directors, which is elected by the shareholders, is the ultimate decision-making body of the Company, except for those matters reserved to the shareholders. The Board of Directors establishes broad corporate policy, oversees the performance of our management, and gives guidance to the Company. It selects the senior management team, which is charged with the conduct of the Company’s business.

How are our directors compensated?

Cash Retainer and Fees.  Our nonemployee directors earn an annual retainer, as well as fees for serving as a committee chairman, attending board or committee meetings (whether in person or by telephone) and serving as the Lead Director. No fees are paid for actions taken by unanimous written consent in lieu of a meeting. Employee directors do not receive any fees for serving as a director or as a member of any committee. Nonemployee directors received the following fees for the 2007-2008 year.

Annual Retainer	$40,000
Committee Chairman Annual Retainer	$5,000
Audit Committee Chairman Annual Retainer	$10,000
Board Meeting Fee	$2,000
Committee Meeting Fee	$1,500
Lead Director Fee	$20,000

Equity Compensation.  Pursuant to the Nonemployee Directors Equity Compensation Plan, in May 2007 each Nonemployee director received a restricted stock award with a grant date value of $49,952, based on the closing price of the stock on that date, and a one year restriction period. In May 2007 each Nonemployee director also received an out-right stock award with a fair value of $49,952. No stock options were granted for calendar year 2007.

Director Compensation Table

The following table shows the compensation of each of our nonemployee directors for 2007.

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned		Restricted	Non-Equity	Deferred
	or Paid	Stock	Stock	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Ernest H. Drew(1)	75,676	49,952	43,741	—	—	—	169,369
Jeananne K. Hauswald(2)	71,000	49,952	43,741	—	—	200	164,893
Dean Jernigan(3)	68,000	49,952	43,741	—	—	—	161,693
Ronald B. Kalich, Sr.(4)	73,000	49,952	43,741	—	—	—	166,693
Kenneth R. Masterson(5)	101,824	49,952	43,741	—	—	—	195,517
Jean-Paul Richard(6)	73,852	49,952	43,741	—	—	—	167,545
Kevin L. Roberg(7)	47,093	49,952	33,301	—	—	—	130,346
David D. Stevens(8)	85,148	49,952	43,741	—	—	—	178,841
William H. Waltrip(9)	63,500	49,952	43,741	—	—	—	157,193

Note: For assumptions made in valuing and recognizing compensation expense for share-based awards and stock options, see Note 9 in the Notes to Consolidated Financial Statements in our 2007 Form 10-K beginning on page 69.

All retainers and the Lead Director fee are paid on a quarterly basis at the beginning of each calendar quarter. All other cash director fees are paid as incurred. Deferred fee distributions are paid in a lump sum following termination of service as a director. The compensation expense for the restricted stock awards shown in the above table differs from the grant date values of restricted stock awards granted in 2007 because the values shown constitute the dollar amount recognized for financial reporting purposes in 2007 in accordance with FAS 123R.

Each independent director’s aggregate outstanding restricted stock awards and option awards are as follows:

		Restricted Stock	Options

(1)	Ernest H. Drew	892 shares	23,562 shares
(2)	Jeananne K. Hauswald	892 shares	7,762 shares
(3)	Dean Jernigan	892 shares	1,549 shares
(4)	Ronald B. Kalich, Sr.	892 shares	23,562 shares
(5)	Kenneth R. Masterson	892 shares	23,562 shares
(6)	Jean-Paul Richard	892 shares	23,562 shares
(7)	Kevin L. Roberg*	892 shares	0 shares
(8)	David D. Stevens	892 shares	6,962 shares
(9)	William H. Waltrip	892 shares	23,562 shares

*	Kevin L. Roberg joined the Board in 2007. In May 2007 there were no option awards granted; therefore, Mr. Roberg’s aggregate option award shares equals zero.

How many meetings did the Board of Directors have last year?

In 2007, the Board of Directors met eight times. All directors attended at least 94% of the meetings of the Board of Directors and committees of which they were members.

Does the Board of Directors have executive sessions with the independent directors?

The Board of Directors holds an executive session of independent directors at the end of regularly scheduled meetings as needed. During these sessions, members of management, including the Chief Executive Officer, are not present. Kenneth R. Masterson, as Lead Director, presides over these executive sessions.

Does the Board of Directors have an independent director serving as Lead Director?

The Company’s Board of Directors considers it appropriate to designate an Independent Director to serve as the Lead Director during such periods as it elects a non-independent Chairman of the Board of Directors. Kenneth R. Masterson, one of our independent directors, serves as our Lead Director. The Lead Director provides a source of Board leadership complementary to the non-independent Chairman of the Board of Directors. The Lead Director has the following roles and responsibilities:

•	to facilitate regular meetings of our non-management directors (without management present) and to set the agenda and establish the frequency of these meetings;

•	to collaborate with the Chairman of the Board on the agenda for Board meetings;

•	to identify and develop with the Chairman of the Nominating and Governance Committee, the Board’s compositional needs, and criteria for Director candidates; and

•	to discuss the results of the Chief Executive Officer’s performance evaluation with the Chairman of the Compensation Committee and, together with the Compensation Committee Chairman, deliver the results of the evaluation to the Chief Executive Officer.

Anyone wishing to communicate with the Lead Director may do so by writing to: Lead Director c/o Corporate Secretary, Thomas & Betts Corporation, 8155 T&B Blvd., 4D-56, Memphis, TN 38125.

Where can I find a copy of Thomas & Betts’ Code of Conduct?

A copy of our Code of Conduct may be found at the Investors section of our website at www.tnb.com under Corporate Governance. We will post any amendment or waivers to the Code of Conduct that are required to be publicly disclosed on our website at the Investors section. We will also send a print copy of our Code of Conduct to any shareholder upon request directed to the Secretary.

Do Members of the Board of Directors attend the Annual Meeting of Shareholders?

We encourage, but do not require our directors to attend annual meetings of shareholders. All of the members of the Board of Directors attended the 2007 Annual Meeting.

What committees does the Board of Directors have?

The Board of Directors has appointed the following committees:  Audit, Nominating and Governance, and Compensation.

PROPOSAL NO. 1 — Election of Directors

Nine directors will be elected at the Annual Meeting to serve until the Annual Meeting in 2009. The nine directors will constitute our entire Board of Directors after the 2008 Annual Meeting. Each nominee named below was elected a director at the 2007 Annual Meeting. Each nominee has consented to serve as a director if elected. Should a nominee become unable to serve as a director, the proxy will be voted for the election of a substitute nominee who will be designated by the Board of Directors or, if no substitute nominee is named, the number of directorships will be reduced accordingly. Directors are elected by a plurality of the votes cast. The Board of Directors unanimously recommends that you vote “FOR” each of the persons nominated for Director.

The nominees are:

Jeananne K. Hauswald
Director since 1993

     Ms. Hauswald has been Managing Director of Solo Management Group, LLC since retiring from the Seagram Company Ltd, in 1998. While at Seagram from 1987-1998, she held various positions including Vice President and Treasurer and Vice President of Human Resources. She is also a Director of Constellation Brands, Inc.

Dean Jernigan
Director since 1999

     Mr. Jernigan has been the Chief Executive Officer and President of U-Store-It Trust since April 2006. He was President of Jernigan Property Group from 2004 to 2006, and has been a private investor since 2002. Prior to that time, he was Chairman of the Board, President and Chief Executive Officer of Storage USA, Inc., from 1984 to 2002.

Ronald B. Kalich, Sr
Director since 1998

     Mr. Kalich served as President and Chief Executive Officer of FastenTech, Inc. from 2000 to 2007. He was President and Chief Executive Officer of National-Standard Company from 1999 to 2000 and President and Chief Executive Officer of Getz Bros. & Co., Inc. from 1994 to 1999. He is also a Director of H-E Parts International and Chairman and Director of Arizant, Inc.

Kenneth R. Masterson
Director since 1995

     Mr. Masterson has been our Lead Director since January 2006 and is the former Executive Vice President, General Counsel and Secretary of FedEx Corporation (transportation services) from 1998 to 2005. He served as Executive Vice President, General Counsel and Secretary from 1996 to 1998 and Senior Vice President and General Counsel from 1980 to 1996 of Federal Express Corporation (express delivery services).

Dominic J. Pileggi
Director since 2004

     Mr. Pileggi has been our Chairman of the Board since January 2006, Chief Executive Officer since January 2004, and President since 2003. He was Chief Operating Officer from 2003 to 2004. Previously he was Group President-Electrical from 2000 to 2003, and Senior Vice President of Thomas & Betts Corporation from 2000 to 2002. He was President EMS Division of Viasystems, Inc. from 1998 to 2000. Prior to 2000, he held various executive positions with the Company from 1979 to 1994. He is also a Director of The Lubrizol Corporation.

Jean-Paul Richard
Director since 1996

     Mr. Richard has been Chairman and Chief Executive Officer of H-E Parts International Inc. since 2005. He served as Chairman and Chief Executive Officer of ProMach, Inc. from 1998 to 2004. He also served as President and Chief Executive Officer of AGCO Corporation from 1996 to 1997.

Kevin L. Roberg
Director since 2007

     Mr. Roberg has been Chairman, Chief Executive Officer and President of ProStaff, Inc. since 2007. He is also Principal of Kelsey Capital Management (a private investment firm with special emphasis in health care) since 1998. He has been a General Partner of Delphi Ventures (a health care venture capital firm) since 1999. In 1995, he was Chief Executive Officer and President of Medintell Systems Corporation (which was acquired by ValueRx). From 1995 to 1998, he was Chief Executive Officer and President of ValueRx. He holds Directorships with Universal Hospital Services and various private companies.

David D. Stevens
Director since 2004

     Mr. Stevens has been a private investor since August 2006. Prior to that time, he was Chief Executive Officer of Accredo Health Group, Inc. (a subsidiary of Medco Health Solutions, Inc.) from 2005 to August 2006, Chairman and Chief Executive Officer of Accredo Health, Inc. from 1996 to 2005, President and Chief Operating Officer of Southern Health Systems, Inc. from 1983 to 1996. He holds Directorships with Medco Health Solutions, Inc. and Wright Medical Group, Inc.

William H. Waltrip
Director since 1983

     Mr. Waltrip has been a private investor since 2003. Previously, he was Chairman of the Board of Technology Solutions Company from 1993 to 2003. He is also a Director of Theravance, Inc. and Charles River Laboratories. He formerly served on the Board of Bausch & Lomb Incorporated.

Audit Committee

Who are the members of the Audit Committee?

David D. Stevens (Chairman), Jean-Paul Richard, Dean Jernigan and Kevin L. Roberg are the members of the Audit Committee.

How many meetings did the Audit Committee hold in 2007?

The Committee met eleven times in 2007.

Does the Audit Committee have independent members?

The Committee is comprised of four members of the Board of Directors, each of whom meet the independence, experience and other requirements of the New York Stock Exchange, Rule 10A-3 under the Securities Exchange Act of 1934, and our Governance Guidelines. Each member is financially literate as determined by the Board of Directors in its business judgment and at least one member has accounting or related financial management expertise as determined by the Board of Directors in its business judgment. The Board of Directors has determined that Jean-Paul Richard qualifies as an Audit Committee Financial Expert.

What are the duties and responsibilities of the Audit Committee?

The Committee has the following duties and responsibilities as stated in its charter:

•	Appointing, replacing and determining the compensation for and oversight of the work of the independent registered public accounting firm.

•	Assuring the independence of the independent registered public accounting firm.

•	Approving the scope of work for all services provided by the independent registered public accounting firm.

•	Reviewing and discussing with management and the independent registered public accounting firm the annual audited and quarterly unaudited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” disclosures in the Forms 10-Q and 10-K.

•	Reviewing with the independent registered public accounting firm the Company’s critical accounting policies and practices, alternative treatments for material items under generally accepted accounting practices, and other material written communications between the independent registered public accounting firm and management.

•	Discussing with management and the independent registered public accounting firm major issues regarding accounting principles and financial statement presentation and analyses prepared by management or the independent registered public accounting firm setting forth significant financial reporting issues and judgments in connection with the preparation of the Company’s financial statements.

•	Providing a report for the annual Proxy Statement stating whether the committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

•	Reviewing press releases containing quarterly or annual earnings announcements.

•	Discussing with management major financial risk exposures and policies with respect to risk management and assessment.

•	Reviewing our internal audit plan, and the responsibilities, budget and staffing of our internal audit function.

•	Reviewing with the Chief Executive Officer and Chief Financial Officer their reports regarding their evaluation of the effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting.

•	Establishing procedures for the receipt, retention and treatment of confidential complaints regarding accounting, internal accounting controls or auditing matters.

Nominating and Governance Committee

Who are the members of the Nominating and Governance Committee?

Kenneth R. Masterson (Chairman), Jeananne K. Hauswald, David D. Stevens and William H. Waltrip are the members of the Nominating and Governance Committee.

How many meetings did the Nominating and Governance Committee have in 2007?

The Committee met five times in 2007.

Does the Nominating and Governance Committee have independent members?

The Committee is comprised of four directors, each of whom is an independent director as set forth in our Governance Guidelines and under the listing standards of the New York Stock Exchange and meets the requirements of a “non-employee director” under Section 16 of the Securities Exchange Act of 1934.

What are the duties and responsibilities of the Nominating and Governance Committee?

The Committee has the following duties and responsibilities as stated in its charter:

•	Identifying individuals who are qualified to become members of the Board of Directors, consistent with the criteria approved by the Board of Directors.

•	Considering recommendations by non-member directors, shareholders, management and employees for candidates for nomination and re-nomination as directors in accordance with guidelines developed by the Committee.

•	Recommending to the Board of Directors a slate of nominees to be proposed for election to the Board of Directors by shareholders at annual meetings.

•	Recommending individuals to fill any vacancies created on the Board of Directors.

•	Reviewing the orientation and continuing education programs for the directors.

•	Making recommendations to the Board of Directors regarding the size and composition of the Board of Directors, the particular qualifications and experience that might be sought in Board nominees, and assessing whether the qualifications and experience of candidates for nomination and re-nomination to the Board meet the then current needs of the Board of Directors.

•	Reviewing and making recommendations to the Board of Directors regarding the composition, duties and responsibilities of various committees of the Board of Directors.

•	Overseeing the annual evaluation of the Board of Directors and of management of the Company.

•	Reviewing and recommending the compensation of non-employee members of the Board of Directors.

•	Developing, reviewing and evaluating the Company’s governance policies and practices, including its governance guidelines and recommending to the Board of Directors any proposed changes to such governance policies, practices and guidelines.

•	Reviewing the Company’s stock ownership guidelines for directors and management.

•	Performing an annual performance evaluation of the Committee.

What qualifications do the Nominating and Governance Committee consider when determining nominees to serve on our Board of Directors?

The Committee considers the following qualifications to be important in determining whether a person should be nominated to serve on our Board of Directors:

•	Independence of the prospective nominee.

•	Expertise in the areas of marketing, manufacturing operations, finance, technology, legal or human resources.

•	Prior experience as an executive officer of a publicly-traded company.

•	Understanding of international business.

The Committee will evaluate candidates for nomination without regard to whether such person was recommended by a shareholder, a member of the Committee or another director.

Does the Nominating and Governance Committee have a policy regarding consideration of director candidates recommended by shareholders?

The Committee will consider nominating director candidates recommended by a shareholder, consistent with the criteria for nomination and service approved by the Board of Directors. Any shareholder who desires to submit a candidate for nomination to our Board of Directors should do so pursuant to our Procedure for Nominations of Directors and Other Business for Presentation at the Annual Meeting described later in this proxy statement.

Compensation Committee

Who are the members of the Compensation Committee?

Ronald B. Kalich, Sr. (Chairman), Ernest H. Drew, Jeananne K. Hauswald, and Kenneth R. Masterson are the members of the Compensation Committee.

How many meetings did the Compensation Committee have in 2007?

The Committee met eight times in 2007.

Does the Compensation Committee have independent members?

Each of the members of the Committee meets the independence requirements of the NYSE listing standards and our Governance Guidelines, the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and the requirements of a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934.

What are the duties and responsibilities of the Compensation Committee?

The Committee has the following duties and responsibilities as stated in its charter:

•	Reviewing and approving no less frequently than annually, our compensation philosophy for the Chief Executive Officer and other key management.

•	Reviewing and approving corporate goals and objectives relevant to compensation of the Chief Executive Officer, evaluating his/her performance in light of those goals and objectives, and setting his/her compensation based on this evaluation.

•	Approving and reporting to the Board of Directors the annual compensation (including base salary, incentive compensation and long-term, equity-based compensation) of the Company’s non-CEO Executive Officers.

•	Establishing direct and indirect benefits for the Chief Executive Officer and key management, which are in addition to any benefits under the Company’s broad based benefit plans.

•	Reviewing and approving policies with respect to key management perquisites.

•	Making recommendations to the Board of Directors (and shareholders as required by law or the NYSE listing standards) with respect to the establishment and terms of incentive compensation plans and equity-based plans and administering such plans, including reviewing and approving any awards to be granted to management under any plan implemented by us.

•	Reviewing and approving any employment and severance arrangements and benefits of the Chief Executive Officer and key management in light of practices at comparable companies and any benefits received in connection with such arrangements.

•	Reviewing on a periodic basis the operation of our compensation program to evaluate its effectiveness and recommending to the Board of Directors steps to modify compensation programs as may be deemed appropriate to help ensure that benefits or payments are reasonably related or are proportionate to the benefits received by, or performance of, the Company.

•	Reviewing any key management development and succession plans to determine that specific steps are taken to assure the future availability of key management.

•	Reviewing with management the Compensation Discussion and Analysis contained in our annual proxy statement.

•	Producing an annual report on executive compensation for inclusion in our annual proxy statement in accordance with applicable law.

Where can I get a copy of the charters for the Audit Committee, the Nominating and Governance Committee, and the Compensation Committee, or a copy of your Governance Guidelines?

Copies of the charters of our Board of Directors’ committees as well as our Governance Guidelines are available at the Investors section of our website, www.tnb.com. We will also send a print copy of any charter or the Governance Guidelines to any shareholder upon request directed to the Secretary.

Compensation Committee Interlocks and Insider Participation

As of December 31, 2007, the Compensation Committee consisted of Ronald B. Kalich, Sr., as Chairman, Ernest H. Drew, Jeananne K. Hauswald, and Kenneth R. Masterson. None of the current members of the Committee is or was an officer or employee of the Company. During 2007, none of our executive officers served as a director or member of the compensation committee of any other entity whose executive officers served on our Board of Directors or Compensation Committee.

Independence of Directors

Does the Board of Directors have independent directors?

No director qualifies as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The guidelines for director independence are available in our Corporate Governance Guidelines. Under our guidelines, a director is not independent under the following situations:

•	a director who is an employee, or whose family member is an executive officer, of Thomas & Betts until three years after the end of such employment;

•	a director (or immediate family member) who receives more than $100,000 per year in direct compensation from the Company, other than director and committee fees, or pension and deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), until three years after he or she ceases to receive more than $100,000 per year in such compensation;

•	a director (or immediate family member) who is affiliated with or employed by a present or former internal or external independent registered public accounting firm of Thomas & Betts until three years after the end of the affiliation or the employment or auditing relationship;

•	a director (or immediate family member) who is employed as an executive officer of another company where any of Thomas & Betts’ present executives serve on the company’s compensation committee until three years after the end of such service or the employment relationship; and

•	a director (or immediate family member) who is an executive officer or an employee of a company that makes payments to, or receives payments from, Thomas & Betts for property or services in an amount that, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, until three years after falling below such threshold.

In determining director independence, we considered all of our transactions in which a director or director’s family member was a direct or indirect party. Mr. Stevens is a director of Le Bonheur Children’s Medical Center Foundation, a non-profit organization to which we have made a donation pledge of $100,000 payable in annual $20,000 installments beginning in 2007. We do not consider his relationship to the foundation to violate his independence under our guidelines.

All of the directors, with the exception of Mr. Pileggi, have been determined by the Board of Directors to be independent directors pursuant to the standards set forth in the listing requirements of the New York Stock Exchange and our Governance Guidelines.

Certain Relationships and Related Transactions

Related party transactions may present potential for actual conflicts of interest and can create the impression that our decisions are based on factors other than the best interests of the Company and its shareholders.

The Nominating and Governance Committee of our Board of Directors reviews the independence of our directors. In preparation of this proxy statement, the Committee makes certain inquiries of our directors, director nominees, and executive officers and reviews all transactional relationships in order to disclose any potential related party transactions.

There were no “related party” transactions arising during 2007 requiring disclosure under applicable NYSE listing standards, SEC rules and regulations or our policy and procedures. We have, however, entered into indemnity agreements with each of our current directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our charter and bylaws and to provide additional procedural protections.

Annual Report on Form 10-K

A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as filed with the SEC is included as part of the package sent to you with this Proxy Statement. It is also available on our website (www.tnb.com).

Incorporation By Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, then the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement or any other filing that we make with the SEC.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Audit Committee Report

The charter of the Audit Committee provides that the Audit Committee assists the Board of Directors in its oversight of the integrity of the Company’s financial statements; the independent auditors qualifications, compensation and independence; and, the performance of the Company’s internal audit function. The Committee has established approval-in-advance procedures, and reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors. Such approval is detailed as to the particular service or category of service and is generally subject to a specific budget.

The Committee reviewed and discussed with management the audited consolidated financial statements for Thomas & Betts Corporation’s fiscal year ended December 31, 2007. The Committee also discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Committee has received the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with representatives of KPMG LLP the independence of KPMG LLP.

Based on its review and discussions with KPMG LLP and management, the Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2007, be included in the Company’s Annual Report on Form 10-K.

This Section is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

David D. Stevens, Chairman
J.P. Richard
Dean Jernigan
Kevin L. Roberg

PROPOSAL NO. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

Our independent registered public accounting firm for fiscal year 2007 was KPMG LLP. The Audit Committee has appointed, subject to shareholder ratification, this firm to audit our financial statements and internal controls for the fiscal year 2008 and until the 2009 Annual Meeting. KPMG LLP has been our independent registered public accounting firm since 1969, and has no financial interest, direct or indirect, in Thomas & Betts or any of its subsidiaries.

Representatives of KPMG LLP will be present at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions.

Independent Registered Public Accounting Firm’s Fees

During the past two years, the aggregate fees for professional services rendered by KPMG LLP were as follows:

	Fiscal Year Ended	Fiscal Year Ended
	December 31,	December 31,
	2007	2006
	(in thousands)	(in thousands)

Audit Fees	$3,181	$2,702
Audit Related Fees	165	169
Tax Fees	474	365
All Other Fees	—	—

Total Fees	$3,820	$3,236

Audit Fees include the aggregate fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements and internal controls and review of financial statements included in our Quarterly Reports on Form 10-Q or services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. The increase in 2007 Audit Fees reflects additional work related to the Company’s acquisitions completed in 2007.

Audit Related Fees includes the aggregate fees billed for assurance and related services by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements and are not included in Audit Fees. These services consisted of audits of benefit plans and environmental compliance letters.

Tax Fees include aggregate fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice, and tax planning. The nature of these services was assistance with international income tax compliance and tax audits and expatriate tax consultation and return preparation.

All of the services described above were approved by the Committee.

Ratification of the appointment of KPMG LLP will require that the number of votes cast in favor of this proposal exceed the number of votes cast against this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no impact on the vote. However, the Committee is not bound by a vote either for or against KPMG LLP, but will consider a vote against the independent registered public accounting firm by the shareholders in selecting the independent registered public accounting firm in the future.

The Board of Directors recommends a vote in favor of Proposal No. 2.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed all components of the named executive officers’ compensation. In the course of its review, the Committee considered data, information and survey results provided by consultants, outside counsel and management. Based on this review, the Committee finds the named executive officers’ total compensation and, in the case of the severance and change-in-control scenarios, the potential payouts, in the aggregate, to be reasonable and not excessive.

Additionally, the Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Ronald B. Kalich, Sr., Chairman
Ernest H. Drew
Jeananne K. Hauswald
Kenneth R. Masterson

Compensation Discussion & Analysis

Introduction

Thomas & Betts designs and manufactures electrical connectors and components used in industrial, commercial, communications and utility markets. We are also a leading producer of commercial heating units and of highly engineered steel structures, used primarily for utility transmission. In recent years, the Company has realized strong earnings growth and cash flow generation. We intend to continue this performance while exploring opportunities to expand our business through acquisitions. Our compensation philosophy, as discussed below, is designed to align the financial interests of our management team with those of our stockholders and motivate the team to accomplish our strategic goals.

Oversight

The Compensation Committee of the Board of Directors (the “Committee”) discharges the Board’s responsibilities relating to the compensation of our Company’s Chief Executive Officer (“CEO”), and other named executive officers listed in the Summary Compensation Table (collectively, the “Executive Officers”). The Committee approves all policies, plans, and programs under which compensation is paid or awarded to the Executive Officers.

The Committee identifies, quantifies, and approves performance goals for the Executive Officers, and annually reviews the collective and individual performance of these top executives. The Committee uses performance measurements in awarding compensation and in setting new performance goals for the future. It reviews compensation actions relating to the Executive Officers, and oversees and evaluates the effectiveness of our executive compensation policies and programs in hiring, motivating, and retaining other key employees.

In 2007, the Committee retained the services of independent compensation advisory firm Towers Perrin to assist with the review and evaluation of our compensation policies and to propose new compensation arrangements. Each year compensation survey data from Hewitt Associates, LLC and Towers Perrin is provided to the Committee. The use of an independent consultant provides additional assurance that our programs are reasonable and consistent with our Company’s objectives. The Committee is also supported in its work by the Company’s management team. The Committee periodically meets in executive session, without any management, consultants, or employees present.

Executive Compensation Philosophy and Policies

Our primary compensation philosophy is (i) to develop a compensation package that attracts highly qualified executives to work for our Company; (ii) to balance annual performance with incentives to achieve long term success; and (iii) to encourage executives who deliver strong performance to remain with our Company and to continue that level of performance. Under the supervision of the Compensation Committee, our Company has developed and implemented compensation policies, plans, and programs that are designed to closely align the financial interests of our senior executives with those of our stockholders in order to enhance the long-term growth and profitability of our Company, and therefore the creation of long-term stockholder value. Our compensation programs provide a mix of cash and equity-based compensation to achieve these goals, all of which are discussed in more detail below.

We strive to ensure that executive compensation relates to the measures of our Company’s financial performance that are important to investors. We believe that the quality and dedication of our executive officers is a critical factor affecting the long-term value of our Company. As in prior years, in 2007 we ultimately based our determinations regarding executive compensation on our assessment of each executive officer’s leadership, contribution to the Company’s overall performance and potential to enhance productivity, growth, and long-term stockholder value.

The Committee relies upon its collective, considered judgment, together with advice from its independent consultants and other advisors, and not upon rigid guidelines, formulas, or short-term changes in our stock price in determining the amount and mix of compensation elements for the executive officers.

Key factors affecting our judgments include the following:

•	the nature and scope of each named executive’s responsibilities and performance;

•	subjective assessment of each named executive’s effectiveness in leading our initiatives to enhance customer value, productivity, and growth;

•	each named executive’s contributions to the Company’s financial results;

•	each named executive’s success in creating a culture of integrity and compliance with applicable law and our Company’s ethics policies; and

•	each named executive’s current salary, bonus target and other compensation awards.

Our evaluation of each named executive involves an analysis of the overall business performance, the scope of each individual executive’s responsibility, and the executive’s performance. Overall business performance outcomes are primarily measured by our profitability and the management of our assets. As a group, approximately 73% of the Executive Officers’ 2007 unadjusted compensation target is derived from annual incentive compensation and long-term incentive compensation elements which are directly associated with overall business performance as described below. Approximately 27% is derived from the base salary compensation element which is directly associated with the evaluation of individual performance. The nature and scope of each named executive’s duties determines their salary grade which contains a salary midpoint and range within which individual performance sets their salary. The other elements of executive compensation described below are designed to attract and retain executives and are not directly associated with overall business or individual performance.

	2007 Compensation Targets for Named Executive Officers
						Management
		Target			Salary	Incentive and
		Management	Equity	Total	Percentage	Equity Percentage
	Salary	Incentive	Awards	Target	of Target	of Target
Name and Principal Position	($)	($)	($)	($)	(%)	(%)

Dominic J. Pileggi	799,231	799,231	2,266,407	3,864,869	20.68	79.32
Chairman President Chief Executive Officer
Kenneth W. Fluke	412,000	288,400	699,042	1,399,442	29.44	70.56
Senior Vice President Chief Financial Officer
J.N. Raines	355,769	195,673	426,724	978,166	36.37	63.63
Vice President – General Counsel and Secretary
Christopher P. Hartmann	412,000	288,400	699,042	1,399,442	29.44	70.56
Executive Vice President Chief Operating Officer
Imad Hajj	343,000	188,650	426,724	958,374	35.79	64.21
Vice President Chief Development Officer

We also consider total compensation levels at the median of general industrial companies, a high percentage of which are represented in the S&P 400, an index of mid-cap companies. Because compensation levels in the electrical industry are generally consistent with general industry levels, where pay and performance data are more easily accessible, the Committee believes that general industry companies represent an appropriate comparative framework. Mr. Pileggi’s 2007 targeted total compensation placed him at the 50th percentile of the peer group represented by the S&P 400. We also took steps to structure each named executive’s compensation in a manner that we believe will help ensure the continuity of our Company’s leadership.

Our decisions concerning the specific 2007 compensation elements for Executive Officers were made within this framework. As noted above, in all cases we ultimately based specific decisions involving executive officer compensation upon our judgment about each individual named executive’s leadership performance and potential future contributions, as well as whether each particular payment or award would provide an appropriate incentive and reward for performance that sustains and enhances long-term stockholder value.

Elements of Executive Compensation

As described above, we intend that our executive compensation policies and programs include a combination of compensation elements that enable our Company to attract, motivate, reward, and retain executives of superior ability who are dedicated to the long-term interests of our investors. Each component of an executive’s compensation is presented, reviewed, and analyzed in the context of all components of the executive’s total compensation. Merit increases to base salary are tied to individual performance. Short-term incentive payouts are tied to divisional and corporate performance. Long-term incentive payouts are related to increases in our Company’s stock price. Each of these components of executive compensation is described in greater detail below.

Base Salary

We set base salary for our CEO and our other named executive officers at levels that are intended to achieve two goals:

•	to be competitive with that paid in industries that we believe have financial, operational, and risk characteristics that are sufficiently similar to our Company to provide a reasonable basis for comparison; and

•	to provide a reasonable degree of financial security, opportunity, and flexibility in their financial affairs to those individuals who the Committee regards as adequately performing the duties associated with their positions.

In furtherance of these objectives, we establish a base salary range and salary midpoint based upon a salary grade evaluation for the CEO and other named executive officers that reflects the nature and scope of the executive’s duties. We also periodically, though not necessarily annually, review the salary levels of a sampling of comparable companies in the manufacturing sector as well as those in other industries that we believe provide a reasonable basis for comparison. Amphenol Corporation, Cooper Industries, Ltd., Easton Corporation, Hubbell Incorporated, and Rockwell Automation Corporation are the primary comparable companies we use in our sample. These companies are reflected in the performance graph on page 19 of our 2007 Form 10-K. Also, data obtained from surveys conducted by Towers Perrin and Hewitt Associates, LLC including a review of salary levels, was presented to and accepted by the Committee in December 2006. Although we do not attempt to specifically tie executive base pay to that offered by any particular sampling of general industry companies, our review provides a useful gauge in administering our Company’s base compensation policy. We also exercise subjective judgment in view of our compensation objectives by considering the credentials, length of service, experience, and consistent performance of each of the named executive officers, relative to the range of executive compensation, when setting compensation levels for those executives. In 2006, the Committee authorized a 5.3% increase in Mr. Pileggi’s base salary effective January 1, 2007. Mr. Raines’ base salary adjustment was 3.5%. Messrs. Fluke, Hajj and Hartmann were adjusted or promoted effective October 2, 2006. At that time they received increases of 12.0%, 14.7% and 15.1% respectively. Their next review date was set for January 1, 2008, therefore they received no increase on January 1, 2007.

Annual Incentive Compensation

Incentive compensation is earned pursuant to the Thomas & Betts Management Incentive Plan (“MIP”). For the CEO and other named executive officers named in the Summary Compensation Table, performance targets were established in January 2007. The performance targets had two criteria. Profitability or earnings before interest, taxes and unusual items (EBIT) comprised 75% of the performance target weighting. We selected EBIT as a criteria because it focuses management’s attention on maximizing Company profitability which in turn maximizes shareholder value. Working Capital as a percentage of sales comprises 25% of the performance target weighting. We chose working capital as a criteria to emphasize efficient management of the Company’s capital resources. Each criteria has performance targets ranging from 25% to 200% of achievement. Upon the achievement of 100% of target, 100% of the incentives ranging from 55% to 100% of base salary are paid out. Until the minimum target of 25% is achieved, nothing is paid out. At achievement of the minimum target, 25% of the incentives are paid out. Alternatively, if the performance criteria targets are achieved and exceeded, incentives may be paid out up to a maximum of 200% of the applicable target percentage of base salary.

For fiscal year 2007, Mr. Pileggi had a target incentive of 100% of base salary; Messrs. Fluke and Hartmann had targets of 70% of base salary; Messrs. Hajj and Raines had targets of 55% of base salary.

For fiscal year 2007, the actual attainment of EBIT for MIP purposes was $284,252,000; and the actual attainment of working capital as a percent of sales for MIP purposes was 14.3%. The Committee earlier determined that, because the initial incentive targets did not contemplate the 2007 acquisitions, it was appropriate to exclude the effects of the acquisitions on the EBIT and working capital calculations for MIP purposes. With the 2007 acquisitions excluded, the total combined payout for all corporate employees covered under the MIP for 2007 was 155.7% of target, with the weighted EBIT calculation resulting in a 105.7% payout and weighted working capital calculation of an additional 50% payout. The following table summarizes the incentive compensation earned by the named executive officers under the MIP for fiscal year 2007. Mr. Hartmann did not receive an incentive payment due to his January 4, 2008 resignation from the Company.

	Target as a %									2007
	of Base			Minimum	Target	Maximum	Actual	% of MIP		Incentive	Payout/
	Salary	Criteria	Weight	25%	100%	200%	Results	Target		Earned	% of Salary

Dominic J. Pileggi	100%	EBIT W/C % of Sales	75% 25%	246,764 15.9%	276,375 15.3%	297,164 14.3%	$284,252 14.3%	105.7% 50.0%	}	155.7%	$1,244,402 155.7%
Kenneth W. Fluke	70%	EBIT W/C % of Sales	75% 25%	246,764 15.9%	276,375 15.3%	297,164 14.3%	$284,252 14.3%	105.7% 50.0%	}	155.7%	$449,039 109.0%
J. N. Raines	55%	EBIT W/C % of Sales	75% 25%	246,764 15.9%	276,375 15.3%	297,164 14.3%	$284,252 14.3%	105.7% 50.0%	}	155.7%	$304,663 85.6%
Christopher P. Hartmann	70%	EBIT W/C % of Sales	75% 25%	246,764 15.9%	276,375 15.3%	297,164 14.3%	$284,252 14.3%	105.7% 50.0%	}	155.7%	$0 0.0%
Imad Hajj	55%	EBIT W/C % of Sales	75% 25%	246,764 15.9%	276,375 15.3%	297,164 14.3%	$284,252 14.3%	105.7% 50.0%	}	155.7%	$293,728 85.6%

Long-Term Incentive Compensation

In 2007, long-term compensation represented about 50% of the executives’ total targeted compensation taken as a group. The total value (as determined in accordance with SFAS 123(R)) of long-term compensation (restricted stock and stock options) awarded to each executive was based on the mid-point of their salary grade multiplied by a factor ranging from 130%, in the case of Messrs. Hajj and Raines, to 242%, in the case of Mr. Pileggi. The salary grade factors were developed based upon an evaluation of similar general industry companies completed by Mercer LLC. These factors are reviewed from time-to-time with the assistance of third party compensation consultants to help ensure they are appropriate.

In 2007, the Executive Officers were given 50% of the value of their long-term incentive compensation in the form of restricted stock awards and 50% in the form of stock option awards. The split was determined to be appropriate to accomplish the objectives of the long-term incentive program. The total value of the grant was determined based on competitive market data developed by Mercer LLC.

A.	Restricted Stock Awards

Restricted stock awards, which were authorized under the Thomas & Betts Corporation Equity Compensation Plan (ECP), are an important element of our long-term compensation package to Executive Officers and others in that they are intended to provide an ownership interest in the Company. These awards have a retention element due to a cliff-vesting period of three years.

In January 2007, the Committee authorized the award of 123,273 shares of restricted stock to 161 certain members of management, including the Executive Officers. These awards, which cliff vest in three years, were granted to provide an emphasis on longer-term financial performance that we consider to be important contributors to long-term stockholder value. Of the January 2007 grant, we awarded 23,902 shares of restricted stock to Mr. Pileggi that vest in 2010. In determining awards under the ECP, the Committee establishes for each executive officer an award value based on a target percentage of the midpoint of their salary grade. Shares of restricted stock are eligible to receive dividends, if any are paid.

B.	Stock Options

Our Company awards stock option grants under the Thomas & Betts Corporation Equity Compensation Plan (“ECP”) as another important part of our long-term incentive compensation package. The option grants are intended to provide a significant form of equity compensation that will reward our Executive Officers and others for Company stock price appreciation while the Executive Officers maintain a continuing proprietary interest in our Company. The Committee authorizes all stock option grants under the ECP to eligible employees. Scheduled grants are made each year at the Committee’s first meeting. Unscheduled grants may be authorized by the Committee if the Committee determines additional grants are appropriate for our business purposes (for example, new hires, special projects, etc.). In determining grants under the ECP, the Committee establishes for each named executive an award value based on a target percentage of the midpoint of their salary grade.

In January 2007, the Committee approved a stock option grant of 67,412 shares under the ECP to Mr. Pileggi. The terms of these stock option grants and restricted stock awards are described in the Grants of Plan-Based Awards Table at page 34. Included in the January 2007 grants, the Committee approved the following grants to each named executive: 20,792 shares granted to Kenneth W. Fluke; 12,693 shares granted to J.N. Raines; 12,693 shares granted to Imad Hajj; and 20,792 shares granted to Christopher P. Hartmann. The grants to Executive Officers in the aggregate represented 4.5% of the shares of common stock authorized to be awarded under the ECP.

Separately in January 2007, the Committee approved stock option grants under the ECP to certain management personnel excluding the Executive Officers that aggregated 256,930 shares of common stock. This approximated 8.6% of the shares authorized to be awarded under the ECP. The stock options granted for 2007 are subject to ratable vesting over a period of three years.

Defined Benefit Pension Plan

The Thomas & Betts Pension Plan provides all eligible employees with a pension benefit that is funded entirely by the Company. The benefit of each participant is accrued based on a funding formula computed by our independent actuaries, Hewitt Associates LLC. The basic formula is 1.5% of a participant’s average monthly compensation multiplied by the participant’s years of credited service, then reduced by 50% of a participant’s primary social security benefit multiplied by the years of credited service divided by 35.

Effective January 1, 2008, the Pension Plan was amended to preclude participation to certain employees. The amendment, referred to as a “soft freeze”, precludes participation for: any employee hired after December 31, 2007; any employee hired prior to December 31, 2007 who does not complete 1,000 hours of service prior to December 31, 2008; and any employee who incurs a severance of employment and who is re-hired on or after January 1, 2008. We initiated the soft freeze because changes in the pension laws, and the volatility in financial markets have caused the Company’s costs in funding and maintaining the Pension Plan to become very unpredictable. Employees who are affected by the soft freeze instead receive enhanced 401(k) benefits which are easier to manage and administer and represent more predictable costs.

Pursuant to the Thomas & Betts Pension Plan, a participant acquires a non-forfeitable benefit upon completing five years of vesting service. For participants hired prior to 60 years of age, the normal retirement age is 65. The amount of the pension benefit is based upon the participant’s years of credited service as defined by the plan, the participant’s average monthly compensation as defined by the plan and the participant’s primary social security benefit. Each participant’s pension benefit is calculated using two different formulae. The participant receives the larger benefit as calculated under the two formulae. The available forms of payment include: lump sum for benefits valued below a certain amount, single life annuity, qualified joint and survivor annuity with 120 months certain, 66 2/3% joint and survivor annuity with 120 months certain, life annuity with 120, 180 or 240 months certain or 120 monthly installments. The form of payment elected by the participant affects the amount of the annual benefit.

Supplemental Executive Retirement Payments

The Compensation Committee may also designate certain executives for participation in the Thomas & Betts Corporation Executive Retirement Plan (the “ERP”) in addition to their continued participation in the Thomas & Betts Pension Plan (see Pension Benefits Tables, page 35). The ERP provides additional retirement income and death benefit protection in recognition of the executive’s contribution in carrying out senior management responsibilities. In addition, the Committee believes the ERP assists in the retention of senior management due to its provisions limiting payment of benefits upon separation from service only upon attainment of both age and service thresholds. If a participant separates from service prior to attainment of both age and service thresholds, no benefit is paid unless the Committee exercises its discretion to do so. Messrs. Pileggi, Fluke, Raines, and Hajj have been designated by the Committee to participate in the Plan. Prior to his resignation from the Company, Mr. Hartmann also participated in the plan. The Committee did not exercise its discretion to pay out a benefit to Mr. Hartmann.

A participant is eligible to receive a retirement benefit under the plan upon completion of five or more years service, attainment of early retirement or normal retirement age as defined by the plan and termination of employment. The amount of the benefit is reduced by the amount of the benefit payable pursuant to the Pension Plan. The available forms of payment include: 10 year certain and life, 100% joint and survivor annuity with 120 months certain or lump sum payment which is the default form. The form of payment elected by the participant affects the amount of the annual benefit.

Deferred Compensation Plans

We currently maintain The Thomas & Betts Supplemental Executive Investment Plan (“SEIP”), a nonqualified deferred compensation plan which permits key employees to voluntarily elect to defer the payment of up to 80% of their base salary and bonus. The SEIP investment funds are the same as those available to participants in the Thomas & Betts’ 401(k) Plan, excluding an investment in the Company stock fund. SEIP Participants also elect, pursuant to the terms of the plan, the form and timing of their distributions from the plan. We make contributions to the SEIP up to a maximum of 5% of base salary and bonus, but do not provide any guarantees with respect to earnings deferrals under the plan or provide an above-market rate of return. The SEIP was implemented to provide selected key employees greater flexibility in structuring the timing of their compensation payments and, therefore, to motivate and ensure the retention of these employees. Effective January 1, 2008, the SEIP was amended to provide for a nonelective Company contribution for “Pension Ineligible” employees. No Executive Officers were Pension Ineligible as of December 31, 2007. The nonelective contribution is equal to 3% of total compensation under the plan plus 2% of total compensation above the social security taxable wage base less the amount that would be contributed to the 401(k) plan using the same formula. The account balances of the named executive officers are set forth in the “Nonqualified Deferred Compensation Table” at page 36.

Other Components of Executive Compensation

We provide certain other forms of compensation and benefits to the CEO and the other named executive officers, including: life insurance, annual physical exams, excess liability coverage, an amount for perquisites, and 401(k) matching contributions. We also provide Mr. Pileggi with a Health Benefits Continuation Agreement which will provide Mr. Pileggi and his covered dependents with lifetime health benefits upon his qualifying retirement. The health benefits under the Health Benefits Continuation Agreement are the same benefits maintained by us for other active employees. We have reviewed these other components of compensation in relation to the total compensation of the CEO and the other named executive officers, and determined that they are reasonable and appropriate. The perquisite allowance is provided by the Company in lieu of specific perquisite benefits. It is intended to provide a competitive level of benefit which allows the executive the flexibility to allocate the allowance among such perquisites as club dues and financial planning.

Stock Ownership and Retention Guidelines

At the recommendation of the Compensation Committee and the Nominating and Governance Committee, in December 2005 the Board adopted a stock ownership and retention policy in order to encourage our directors and executive officers to acquire and retain ownership of a significant number of shares of our Company’s common stock while they serve as directors or officers of our Company. The Compensation Committee and Board believe that equity ownership is a cornerstone of good corporate governance because directors and officers who own substantial equity positions in our Company generally are more proprietary in their approach to oversight and management of our Company than they would be if they had little or no stake in our Company. Equity ownership therefore helps to align the interests of our directors and officers with those of our Company and its other stockholders.

The stock ownership and retention guidelines for Nonemployee Directors and Executive Officers can be found in the Company’s Governance Guidelines which may be accessed at www.tnb.com. In summary, each nonemployee director must acquire and retain Company stock equal in value to three times the current annual retainer fee. The Nonemployee Directors have a three year grace period from December 31, 2005 to comply with the guidelines. With regard to executive officers, the CEO must acquire and retain Company stock equal in value to five times his current base salary. The other executive officers must acquire and retain Company stock equal in value to two times their current base salary. The CEO has a grace period of five years to accumulate his stock ownership, while the other executive officers must meet their ownership guideline in two years from December 31, 2005 or their date of hire. With regard to both nonemployee directors and executive officers, the combination of stock purchased in the market, stock acquired upon exercise of stock options, and all vested and unvested stock awards satisfy the ownership and retention guidelines.

Chief Executive Compensation

Mr. Pileggi’s 2007 compensation consisted of base salary, annual incentive and long-term incentives. The Committee determined the level for each of these elements using methods consistent with those used for the other senior executives. The Committee discussed this determination with the Board. In 2007, Mr. Pileggi’s base salary was at an annual rate of $800,000. Mr. Pileggi’s total targeted compensation in 2007 was expected to be in the median of total targeted compensation paid to chief executive officers within general industry organizations of comparable size. Mr. Pileggi’s target annual incentive was increased from 90% to 100% of base salary in 2007, and the maximum incentive payable was 200% of base salary. Mr. Pileggi earned an annual incentive payment in the amount of $1,244,402 under the Management Incentive Plan. The award was based on exceeding the targets for EBIT and Working Capital as a Percent of Sales as discussed under “Elements of Executive Compensation” at page 25. In 2007, Mr. Pileggi received a restricted stock award for 23,902 shares. In addition, Mr. Pileggi was also granted an option to purchase 67,412 shares.

Annual Assessment of Executive Performance.

Our Corporate Governance Guidelines require an annual evaluation of the CEO’s performance. As part of this process, the Committee is responsible for conducting an independent assessment of the CEO’s performance that includes soliciting feedback from our Company’s directors. In December 2007, the Committee, in executive session, evaluated Mr. Pileggi’s performance with respect to leadership, strategic planning, financial goals and systems, financial results, succession planning, human resources, communications with stockholders, external and Board relations, and other responsibilities and key business objectives. We will continue to evaluate Mr. Pileggi on the basis of these responsibilities and objectives as part of our deliberations when considering any adjustments to Mr. Pileggi’s compensation.

Mr. Pileggi and the Committee annually evaluate the performance of the other named executive officers. In December 2007, they assessed each named executive officer’s performance considering all of their responsibilities in light of our key business objectives.

Limitations on Deductibility of Certain Compensation for Federal Income Tax Purposes

We generally seek to ensure that the compensation paid to our senior executives is deductible for federal income tax purposes. Our Company’s primary objective in designing and administering its compensation policies is to support and encourage the achievement of our Company’s strategic goals and to enhance long-term stockholder value. We intend to attempt to structure our compensation programs such that compensation paid will be tax deductible by our Company whenever that is consistent with our Company’s compensation philosophy. The Compensation Committee intends to periodically review the potential impact of Code Section 162(m) in structuring and administering our compensation programs.

Also, the deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the Committee’s control also can affect deductibility of compensation. For these and other reasons, the Committee has determined that it will not necessarily seek to limit executive compensation to the amount that will be fully deductible under Section 162(m) of the Internal Revenue Code.

Compliance With Deferred Compensation Rules

Section 409A of the Internal Revenue Code (“Code Section 409A”), generally changes the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. Although full documentary compliance with the regulations under code section 409A is not required until December 31, 2008, we intend to operate and administer our compensation arrangements in good faith compliance with the new rules.

This table shows the compensation earned by our Chief Executive Officer, Chief Financial Officer and the other three most highly paid named executive officers for 2007.

SUMMARY COMPENSATION TABLE

							Change in
							Pension Value
						Non-Equity	& Nonqualified
				Stock	Option	Incentive Plan	Deferred Comp	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Dominic J. Pileggi	2007	799,231	0	1,042,639	1,383,414	1,244,402	2,452,966	192,228	7,114,880
Chairman, President	2006	759,135	0	818,055	1,628,477	1,209,302	3,620,694	172,671	8,208,334
Chief Executive Officer
Kenneth W. Fluke	2007	412,000	0	304,064	272,570	449,039	578,669	65,388	2,081,730
Senior Vice President	2006	377,750	0	242,812	219,937	468,032	512,254	61,644	1,882,429
Chief Financial Officer
J.N. Raines	2007	355,769	0	283,039	261,605	304,663	371,743	62,619	1,639,438
Vice President-General	2006	343,808	0	172,727	291,575	334,697	274,971	53,047	1,470,825
Counsel and Secretary
Christopher P. Hartmann	2007	412,000	0	296,284	267,223	0	302,470	62,183	1,340,160
Executive Vice President	2006	369,942	0	253,813	205,533	422,040	333,455	59,086	1,643,869
Chief Operating Officer
Imad Hajj	2007	343,000	0	139,018	129,693	293,728	278,176	57,513	1,241,128
Vice President	2006	308,923	0	87,767	109,115	300,736	1,198,719	46,950	2,052,210
Chief Development Officer

Note: For assumptions made in valuing and recognizing compensation expense of restricted stock awards and stock options, see Note 9 in the Notes to Consolidated Financial Statements in our 2007 Form 10-K, beginning on page 69.

Notes: The stock and option award amounts shown represent the portion of the fair value of the awards that the Company recognized as compensation expense in respective years as reflected in the financial statements. The compensation expense above for the stock and option awards differs from the 2007 grant date fair values for these awards because the compensation expense is recognized over the requisite service or vesting periods and includes the values for awards granted in 2007 and prior years. Because Mr. Pileggi and Mr. Raines are eligible for early retirement, and the terms of the stock option plan provide that options vest automatically upon retirement, the entire value of the award at the date of grant is recognized for both of them in the Option Awards column. The options are exercisable in one-third increments on each first, second and third anniversary of the date of grant. The amounts in the Non-Equity Incentive Plan Compensation column represent amounts earned by each named executive officer under the Management Incentive Plan (“MIP”). The amounts represent 155.7% of target for Messrs. Pileggi, Fluke, Raines and Hajj. Mr. Hartmann did not receive Non-equity Incentive Plan Compensation because he was not employed on the date of payout under the MIP. However, he did receive a termination benefit of $960,000 paid after his January 4, 2008 resignation date. The Change in Pension Value and Nonqualified Deferred Compensation Earnings column shows the aggregate change in the actuarial present value of each named executive officers’ accumulated pension benefit under the Company’s pension plans. There was no above market interest or other earned preferential earnings on nonqualified deferred compensation during 2007.

The amounts reported under the “All Other Compensation” column are comprised of the following:

					Personal
				Insurance	Use of
	Perquisite			Premium	Company
	Allowance	401K Match	SEIP Match	Reimbursements	Aircraft	Club Dues	Totals
Name	($)	($)	($)	($)	($)	($)	($)

Dominic J. Pileggi	35,000	7,310	57,967	31,328	59,220	1,403	192,228
Kenneth W. Fluke	25,000	7,313	21,289	11,786	—	—	65,388
J.N. Raines	25,000	7,312	15,128	15,179	—	—	62,619
Christopher P. Hartmann	25,000	7,313	19,794	10,076	—	—	62,183
Imad Hajj	25,000	7,312	13,609	11,592	—	—	57,513

As previously discussed, we provide a lump sum perquisite allowance for use by the named executive officer, at his or her discretion, to pay for goods and services normally provided as executive perquisites.

Mr. Pileggi was reimbursed for taxes paid for personal use of the Company aircraft. The $59,220 amount includes the value of the reimbursed taxes ($19,020) and the value of his personal use of the aircraft ($40,200). The Company values personal aircraft usage as the incremental cost to the Company, which includes fuel, landing fees, maintenance and other expenses that would not have been incurred by the Company if the aircraft had not been used for personal travel.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table includes information about stock and option grants made to the named executive officers in 2007. Also included in this table is information about potential payouts under our non-equity incentive compensation plan, the Thomas & Betts Corporation Management Incentive Plan.

					All Other
					Stock	Option		Grant Date
					Awards:	Awards:	Exercise or	Fair Value
		Estimated Future Payouts Under			Number of	Number of	Base Price	of Stock
		Non-Equity Incentive Plan Awards			Shares of	Securities	of Option	and Options
	Grant	Threshold	Target	Maximum	Stock or	Underlying	Awards	Awards
Name	Date	($)	($)	($)	Units (#)	Options (#)	($/Sh)	($)

Dominic J. Pileggi	1/31/2007	199,808	799,231	1,598,462	23,902		47.89	1,144,667
Chairman, President and						67,412	47.89	1,200,291
Chief Executive Officer
Kenneth W. Fluke	1/31/2007	72,100	288,400	576,800	7,372		47.89	353,045
Senior Vice President						20,792	47.89	370,208
Chief Financial Officer

J.N. Raines	1/31/2007	48,918	195,673	391,346	4,500		47.89	215,505
Vice President-General						12,693	47.89	226,003
Counsel and Secretary
Christopher P. Hartmann	1/31/2007	72,100	288,400	576,800	7,372		47.89	353,045
Executive Vice President						20,792	47.89	370,208
Chief Operating Officer

Imad Hajj	1/31/2007	47,163	188,650	377,300	4,500		47.89	215,505
Vice President						12,693	47.89	226,003
Chief Development Officer

Notes: “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” represent the first threshold, target and maximum amounts that could be earned under the Management Incentive Plan (MIP) at targets established for each level. Each named executive officer had a target incentive amount that could be earned if the Company met the targets established for the MIP. Until the threshold performance is obtained, no incentive is earned. If the maximum performance is achieved, the named executive officer receives 200% of their target amounts.

Stock options are granted annually to named executive officers and other eligible employees at the first meeting of the year of the Compensation Committee. In 2007, the grants were made on January 31 and expire on January 31, 2017. The grants were made under the Thomas & Betts Equity Compensation Plan. “All Other Stock Awards” and “Option Awards” columns include shares represented by the restricted stock and stock option awards, respectively, described in the Summary Compensation Table. The exercise price of the stock option awards is the closing price of the stock on the date of grant. The grant date fair value of option awards represents the grant date fair value of the equity awards computed in accordance with FAS 123R. The fair value on the grant date of January 31, 2007 was $47.89.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

The table below reflects outstanding stock option awards which are either exercisable or unexercisable as of December 31, 2007 for each named executive officer. The table also indicates unvested and unearned stock awards assuming a market value of $49.04 per share (our closing market price on December 31, 2007).

	Option Awards						Stock Awards
											Equity
											Incentive
			Equity							Equity	Plan
			Incentive Plan							Incentive	Awards:
			Awards:							Plan Awards:	Market or
			Number of						Market	Number of	Payout Value
	Number of	Number of	Securities				Number of		Value of	Unearned	of Unearned
	Securities	Securities	Underlying				Shares or		Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Unexercised				Units of		Units of	or Other	or Other
	Unexercised	Unexercised	Unearned		Option	Option	Stock That		Stock That	Rights That	Rights That
	Options (#)	Options (#)	Options (#)		Exercise	Expiration	Have Not		Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Unexercisable		Price ($)	Date	Vested (#)		Vested ($)	Vested (#)	Vested ($)
Dominic J. Pileggi	77,232	—	—		20.02	2/4/2014	24,736	(16)	1,213,053	—	—
Chairman, President and	38,478	19,239	—	(1)	29.55	2/2/2015	29,219	(17)	1,432,900	—	—
Chief Executive Officer	22,726	45,452	—	(2)	44.72	2/1/2016	23,902	(18)	1,172,154	—	—
	—	67,412	—	(3)	47.89	1/31/2017	—		—	—	—

Kenneth W. Fluke	—	5,385	—	(4)	29.55	2/2/2015	6,924	(16)	339,553	—	—
Senior Vice President	5,974	11.948	—	(5)	44.72	2/1/2016	7,681	(17)	376,676	—	—
Chief Financial Officer	—	20,792	—	(6)	47.89	1/31/2017	7,372	(18)	361,523	—	—

J.N. Raines	9,580	—	—		20.02	2/4/2014	4,768	(16)	233,823	—	—
Vice President-General	7,418	3,708	—	(13)	29.55	2/2/2015	5,501	(17)	269,769	—	—
Counsel and Secretary	4,279	8,558	—	(14)	44.72	2/1/2016	4,500	(18)	220,680	—	—
	—	12,693	—	(15)	47.89	1/31/2017	—		—	—	—

Christopher P. Hartmann	—	5,385	—	(7)	29.55	2/2/2015	6,924	(16)	339,553	—	—
Executive Vice President	5,974	11,948	—	(8)	44.72	2/1/2016	7,681	(17)	376,676	—	—
Chief Operating Officer	—	20,792	—	(9)	47.89	1/31/2017	7,372	(18)	361,523	—	—

Imad Hajj	2,240	—	—		42.50	2/3/2009	2,508	(16)	122,992	—	—
Vice President	1,685	—	—		42.50	2/3/2009	3,148	(17)	154,378	—	—
Chief Development	8,277	—	—		29.03	2/2/2010	4,500	(18)	220,680	—	—
Officer	20,000	—	—		21.68	6/5/2011	—		—	—	—
	3,902	1,950	—	(10)	29.55	2/2/2015	—		—	—	—
	2,449	4,896	—	(11)	44.72	2/1/2016	—		—	—	—
	—	12,693	—	(12)	47.89	1/31/2017	—		—	—	—

The shares are valued at the market value of $49.04, which is the closing price of the Company’s common stock on the New York Stock Exchange on December 31, 2007. Option awards vest ratably over three years and expire ten years from the date of grant. As of December 31, 2007, the vesting dates of the outstanding option awards are:

(1)	19,239 shares vest 2/2/2008

(2)	22,726 shares vest 2/1/2008 and 22,726 shares vest 2/1/2009

(3)	22,471 shares vest 1/31/2008; 22,471 shares vest 1/31/2009; and 22,470 shares vest 1/31/2010

(4)	5,385 shares vest 2/2/2008

(5)	5,974 shares vest 2/1/2008 and 5,974 shares vest 2/1/2009

(6)	6,931 shares vest 1/31/2008; 6,931 shares vest 1/31/2009; and 6,930 shares vest 1/31/2010

(7)	5,385 shares vest 2/2/2008

(8)	5,974 shares vest 2/1/2008 and 5,974 shares vest 2/1/2009

(9)	6,931 shares vest 1/31/2008; 6,931 shares vest 1/31/2009; and 6,930 shares vest 1/31/2010

(10)	1,950 shares vest 2/2/2008

(11)	2,448 shares vest 2/1/2008 and 2,448 shares vest 2/1/2009

(12)	4,231 shares vest 1/31/2008; 4,231 shares vest 1/31/2009; and 4,231 shares vest 1/31/2010

(13)	3,708 shares vest 2/2/2008

(14)	4,279 shares vest 2/1/2008 and 4,279 shares vest 2/1/2009

(15)	4,231 shares vest 1/31/2008; 4,231 shares vest 1/31/2009; and 4,231 shares vest 1/31/2010

Stock awards are vested and released three years from the date of grant.

The vesting dates for the stock awards are:

(16)	Stock award shares will vest 2/2/2008

(17)	Stock award shares will vest 2/1/09

(18)	Stock award shares will vest 1/31/10

OPTION EXERCISES AND STOCK VESTED TABLE

The table below shows information regarding options exercised and stock acquired on vesting of stock awards, respectively, during 2007 for the named executive officers.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($)	Acquired on Vesting (#)	Vesting ($)

Dominic J. Pileggi	109,000	3,745,458	24,344	1,197,481
Chairman, President and Chief Executive Officer
Kenneth W. Fluke	11,589	342,897	8,691	457,760
Senior Vice President Chief Financial Officer
J.N. Raines	11,868	436,803	7,019	345,265
Vice President-General Counsel and Secretary
Christopher P. Hartmann	13,311	411,172	10,191	501,295
Executive Vice President Chief Operating Officer
Imad Hajj	36,521	1,111,940	2,715	133,551
Vice President Chief Development Officer

Notes: The “Number of Shares Acquired on Exercise” column of the “Option Awards” columns represent the shares of our stock acquired by the named executive officer through exercise of vested options under the Equity Compensation Plan (“ECP”). The “Value Realized on Exercise” column represents the spread between the exercise price and the average of the high and low share price on the date of exercise. The “Number of Shares Acquired on Vesting” column of the “Stock Awards” columns represent shares of our stock acquired by the named executive officer through vesting of restricted stock awards under the ECP. The “Value Realized on Vesting” column represents the average of the high and low stock price on the date of the release of the restriction.

PENSION BENEFITS TABLE

The table below lists the actuarial present value of the accrued benefits for, and payments received, during 2007 for each named executive officer under our Pension Plan and Executive Retirement Plan.

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)

Dominic J. Pileggi	Pension Plan	23	413,428	0
Chairman, President and	Executive Retirement Plan	28	13,927,879	0
Chief Executive Officer
Kenneth W. Fluke	Pension Plan	8	88,274	0
Senior Vice President	Executive Retirement Plan	13	2,029,446	0
Chief Financial Officer
J.N. Raines	Pension Plan	6	176,249	0
Vice President-General	Executive Retirement Plan	11	1,964,712	0
Counsel and Secretary
Christopher P. Hartmann	Pension Plan	5	49,639	0
Executive Vice President	Executive Retirement Plan	10	1,384,984	0
Chief Operating Officer
Imad Hajj	Pension Plan	25	269,168	0
Vice President	Executive Retirement Plan	25	1,604,265	0
Chief Development Officer

Notes: Mr. Pileggi, Mr. Raines, Mr. Hartmann, and Mr. Fluke have received an additional 5 years credit for years of service and age under our Executive Retirement Plan (ERP) beyond their tenure. Mr. Pileggi and Mr. Raines are vested participants under these plans. The other named executive officers are not yet vested participants.

Pursuant to The Thomas & Betts Pension Plan, a participant acquires a non-forfeitable benefit upon completing five years of vesting service. For participants hired prior to 60 years of age, the normal retirement age is 65. The amount of the pension benefit is based upon the participant’s years of credited service as defined by the plan, the participant’s average monthly compensation as defined by the plan and the participant’s primary social security benefit. Each participant’s pension benefit is calculated using two different formulae. The participant receives the larger benefit as calculated under the two formulae. The available forms of payment include: lump sum for benefits valued below a certain amount, single life annuity, qualified joint and survivor annuity with 120 months certain, 66 2/3% joint and survivor annuity with 120 months certain, life annuity with 120, 180, or 240 months certain or 120 monthly installments. The form of payment elected by the participant affects the amount of the annual benefit.

Pursuant to ERP, the normal retirement is age 65. Five years of credited service, attainment of early retirement or normal retirement age as defined by the plan and termination of employment are required for eligibility for a benefit. The available forms of payment include: 10 year certain and life, 100% joint and survivor annuity with 120 months certain or lump sum payment which is the default form. The form of payment elected by the participant affects the amount of the annual benefit.

Note: For assumptions associated with benefit plans, see Note 10 in the Notes to Consolidated Financial Statements in our Form 10-K beginning on page 74.

NONQUALIFIED DEFERRED COMPENSATION TABLE

During 2007, executive officers deferred a portion of their 2007 salary and/or a portion of their 2006 incentive, paid in February 2007, into the Thomas & Betts Supplemental Executive Investment Plan (the “SEIP”). The SEIP allows highly compensated management employees to defer a portion of their salary and/or incentive into the same investment accounts that are available to participants in the Thomas & Betts 401(k) plan, excluding an investment in the Company stock fund. The SEIP allows the deferral of compensation that would otherwise not be permitted under the 401(k) Plan due to Internal Revenue Code limitations and limitations imposed by the 401(k) Plan itself. The executive officers can defer up to 80% of their salary and annual incentive. An irrevocable election is made by the participants prior to the beginning of the year. We also contribute a match of up to 5% of an employee’s compensation in excess of IRS limits to the SEIP. The matching amount is computed on the total of the SEIP and 401(k) deferrals. The excess of the total amount over the maximum match attainable under the terms of the 401(k) Plan is contributed to the SEIP. The “Aggregate Earnings in Last FY” column represents earnings (including dividends and capital gains) on plan balances in 2007. SEIP balances are distributed only at termination in accordance with federal tax laws. The last column represents the year end balance of the SEIP.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
	Last FY	Last FY	Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)

Dominic J. Pileggi	289,572	57,967	87,212	—	1,816,970
Chairman, President and Chief Executive Officer
Kenneth W. Fluke	32,752	21,289	18,691	—	241,454
Senior Vice President Chief Financial Officer
J.N. Raines	23,273	15,128	46,045	—	459,610
Vice President-General Counsel and Secretary
Christopher P. Hartmann	72,035	19,794	13,062	—	218,251
Executive Vice President Chief Operating Officer
Imad Hajj	20,937	13,609	104,306	—	1,272,283
Vice President Chief Development Officer

The “Executive Contributions in Last FY” column reflects the named executive officer’s deferral of compensation earned. The “Registrant Contributions in Last FY” column reflects the Company’s match of a portion of the named executive officer’s contributions which exceed the 401(k) plan limits. The executive and registrant contributions are reflected in the Summary Compensation Table as “Salary,” “Non-Equity Incentive Plan Compensation” or “All Other Compensation.”

Potential Payments Upon Termination or Change-In-Control

We have agreements with each named executive officer providing benefits should the named executive officer’s employment be terminated within three years following a change-in-control as defined in the agreements. These agreements are intended to compensate for the uncertainty in a change-in-control and to encourage executive focus during a pivotal leadership period. The agreements for Dominic J. Pileggi and J.N. Raines provide for benefits if employment is terminated by the Company without cause (as defined by the agreement), or by the named executive officer for any reason after a change-in-control event. These “single trigger” agreements were provided to Messrs. Pileggi and Raines at the time of their retention when the Company was experiencing significant legal and business challenges. The Committee determined that these conditions dictated the provision of the termination provisions for Messrs. Pileggi and Raines. The agreements for Kenneth W. Fluke, Imad Hajj, and Christopher P. Hartmann do not contain this provision as they were retained or promoted to their positions under different circumstances. The agreements for Messrs. Fluke, Hajj and Hartmann provide for benefits if employment is terminated by the Company without cause (as defined by the agreement), or by the named executive officer for good reason (as defined by the agreement) after a change-in-control event. Events that constitute leaving employment for good reason are: the assignment of duties inconsistent with the named executive officer’s position; the diminution of the named executive officer’s position, authority, duties or responsibilities; failure to provide compensation and benefits specified in the agreement; relocation to an office that is 35 miles or more from the location where the named executive officer was employed immediately prior to the change-in-control; failure to require any successor to the company to assume and agree to perform the agreement; or by the named executive officer within a 30 day period following the one-year anniversary of the change-in-control. All agreements provide that a named executive officer’s employment may be terminated for cause, which is defined as the named executive officer’s conviction of, or plea of guilty, to a felony; or the willful engaging by the executive in gross misconduct which is materially and demonstrably injurious to the Company.

The following table lists in more detail the benefits each executive officer would receive at December 31, 2007 for a termination of employment after a change-in-control of the company. Mr. Hartmann resigned from the Company effective January 4, 2008 and cannot receive the listed benefits.

				Vesting of
	Cash		Welfare Plan	Options & Stock	Retirement	Other	Excise Tax &
Name	Severance ($)	Bonus ($)	Benefits ($)	($)	Plan ($)	Payments ($)	Gross-Up ($)	Total ($)

Dominic J. Pileggi	6,132,906	1,209,302	130,729	4,467,179	1,044,368	136,154	2,923,911	16,044,549
Kenneth W. Fluke	2,715,096	468,032	65,210	1,258,292	3,684,079	61,104	1,832,376	10,084,189
J.N. Raines	2,147,091	334,697	48,101	848,151	584,738	54,158	1,006,759	5,023,695
Christopher Hartmann	2,577,117	422,039	66,362	1,258,292	2,812,812	47,238	1,694,296	8,878,156
Imad Hajj	2,006,211	300,737	68,701	571,828	3,045,332	64,088	1,414,218	7,471,115

Notes: The “Cash Severance” column represents a cash lump sum equal to three times the named executive officer’s annual compensation, comprised of annual salary, average bonus and perquisite allowance. The “Bonus” column represents the named executive officer’s average bonus, which is defined as the highest bonus paid to the named executive officer in respect of any of the five calendar years immediately prior to the calendar year in which the change-in-control occurs. The “Welfare Plan Benefits” column represents three years of additional health care and life insurance coverage. The “Vesting of Options and Stock” column represents full vesting of all of the named executive officer’s unvested stock options and restricted shares. The “Retirement Plan” column represents credit for an additional three years of age and service under our Executive Retirement Plan (“ERP”) for Mr. Pileggi and Mr. Raines. Messrs. Pileggi and Raines are already retirement eligible, and the change-in-control event would not result in any additional Retirement Plan benefits other than the three years of age and service. Their total ERP benefits after a change-in-control can be determined by totaling the amounts in the Retirement Plan column with their respective amounts in the Present Value of Accumulated Benefit column of the Pension Benefits Table. Messrs. Fluke, Hajj and Hartmann (prior to his resignation) would be deemed retirees under the ERP by virtue of the change-in-control event. Therefore, the Retirement Plan column presents the total of all of their ERP benefits. The “Other Payments” column represents payment for accrued and unused vacation, outplacement services and unpaid salary through the date of termination. The “Excise Tax and Gross-Up” column represents additional payments to compensate the named executive officer for excise taxes and income taxes incurred due to the payment of the change in control payments.

All agreements require the former executive to acknowledge that any confidentiality agreement between the named executive officer and the Company remains in full force and effect and survives the termination of employment.

Potential Payments Upon Involuntary Termination

Upon involuntary termination of employment of a named executive officer, the Committee has the discretion to approve severance agreements and benefits for the named executive officer in light of practices at comparable companies. Any such agreement would be in lieu of a minimum severance benefit based on years of service with us. Also, a named executive officer would have 30 or 60 days to exercise vested stock options after the date of termination depending on which of our equity compensation plans the options were granted under. The named executive officer would also receive any nonqualified deferred compensation as of the termination date. Our equity incentive plans provide for forfeiture of unvested stock options and stock awards, unless the Committee determines a waiver of the forfeiture is appropriate.

Potential Payments Upon Resignation or Retirement

Upon voluntary resignation, unless the Committee determines otherwise, a named executive officer would forfeit all outstanding annual cash incentive awards and unvested equity awards. A named executive officer would have 30 or 60 days, depending on the plan under which the options were granted, following resignation to exercise vested stock options, and would receive any nonqualified deferred compensation as of the termination date.

Upon retirement, unless the Compensation Committee determines otherwise, a named executive officer would forfeit all outstanding annual cash incentive awards. All equity awards, except restricted stock awards, would immediately vest and the officer would have three or six years to exercise stock options, depending on the plan under which the options were granted. Exercises cannot occur within six months of the date of grant under our plans. Also, awards cannot be extended beyond their normal expiration date because of retirement. The named executive officer would also receive any pension benefits and nonqualified deferred compensation that are vested as of the retirement date.

Potential Payments Upon Death or Disability

In the event of total and permanent disability, a named executive officer would receive payment for all unpaid salary and unused vacation. The Committee has discretion to approve payment of incentives earned through the date of termination. Unvested stock options become immediately exercisable and the named executive officer has six years from the date of permanent disability to exercise outstanding options for options granted under the 1993 and 2001 Stock Option Plans and two years to exercise options granted under the Equity Compensation Plan (“ECP”). However, in no event will an option remain exercisable for more than ten years from the date of grant. Restrictions lapse on unvested restricted stock in the case of total and permanent disability. If a named executive officer is totally and permanently disabled, service continues to accrue under the Thomas & Betts Pension Plan.

In the event of the death of the named executive officer, his beneficiary would receive payment for all unpaid salary and unused vacation. The Committee has discretion to approve payment of incentives earned through the date of death. Unvested stock options become immediately exercisable and the beneficiary of the named executive officer has three years from the date of death to exercise outstanding options for options granted under the 1993 and 2001 Stock Option Plans and one year to exercise options granted under the ECP. However, in no event will an option remain exercisable for more than ten years from the date of grant. Restrictions lapse on unvested restricted stock in the case of death. If a named executive officer dies, is married on the date of death, and has a vested benefit, both the Thomas & Betts Pension Plan and the Executive Retirement Plan provide a pre-retirement death benefit.

EQUITY COMPENSATION PLAN TABLE

As of December 31, 2007, we had the following compensation plans under which common stock may be issued.

			Number of securities
			remaining available
			for future issuance
	Number of securities	Weighted-average	under equity
	to be issued upon	exercise price of	compensation plans
	exercise of	outstanding	(excluding securities
	outstanding options,	options, warrants	reflected in
	warrants and rights	and rights	column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders
Equity Compensation Plan	1,231,859	$41.89	1,711,916
Nonemployee Directors Equity Compensation Plan	50,283	34.43	1,611,250
1993 Management Stock Ownership Plan	379,372	27.04	—
Equity compensation plans not approved by security holders
Deferred Fee Plan for Nonemployee Directors	43,189	—	—
Nonemployee Directors Stock Option Plan	83,800	21.60	—
2001 Stock Incentive Plan	214,976	19.22	—

Total	2,003,479	$35.47	3,323,166

The 1993 Management Stock Ownership Plan, the Deferred Fee Plan for Nonemployee Directors, the Nonemployee Directors Stock Option Plan and the 2001 Stock Incentive Plan were terminated in May 2004, and no new awards may be made under these plans. However awards issued under these plans prior to the termination date will continue under the terms of the award.

PROPOSAL NO. 3 — Approval of Management Incentive Plan

The Board recommends that the shareholders approve the Thomas & Betts Corporation Management Incentive Plan, as amended (“MIP”), so that awards under MIP will continue to qualify as performance-based compensation not subject to a limit on deductibility for U.S. income tax purposes. MIP was last approved by shareholders on May 5, 2004. MIP is intended to continue the Company’s long-standing policy of providing employees who are in a position to contribute materially to the success of the Company and its subsidiaries with an annual management incentive bonus based on objective, pre-established criteria and performance targets.

The changes to the MIP have been adopted by our Board of Directors, subject to your approval with regard to awards made to any employee who is (or is reasonably expected to be) a “covered employee” for purposes of section 162(m) of the Internal Revenue Code. The amended MIP applies to target awards established after 2008 and any cash awards payable with respect to those target awards.

The following is a brief summary of MIP, as amended. This summary is qualified in its entirety by the specific language of the amended MIP, which is attached as Appendix A to the Proxy Statement.

MIP Summary

Administration.  Two committees have the authority to administer MIP. With respect to a target award for a participant who is a covered employee, the committee is the Compensation Committee of our Board. With respect to target awards for other participants, the sole member of the committee is our Chief Executive Officer.

Eligibility.  Employees of the Company and its subsidiaries are eligible to participate in MIP upon their selection by the committees. Approximately 500 employees are currently eligible to participate in the MIP.

Target Awards and Performance Goals.  MIP awards are earned over award periods, which are generally the calendar year. At the beginning of each award period, the committee determines the employees who are eligible to participate and the target award for each participant (or group of participants). The target award is a specified percentage of the participant’s base salary. The committee also establishes a schedule or matrix of performance criteria and performance targets for each participant (or group of participants) which shows the percentage of the target award payable under various levels of achieved performance. The committee may select one or more essentially similar performance criteria for each participant (or group of participants) from the following list: (i) earnings before or after interest, taxes, depreciation and amortization, (ii) earnings before or after interest, taxes, depreciation and amortization expressed as a percentage of net sales, (iii) earnings per share, (iv) operating cash flow, (v) return on invested capital, (vi) return on stockholders’ equity, (vii) market price per share, measured either in absolute terms or as compared to a peer group, (viii) sales or revenue, (ix) return on sales, (x) profit margin, gross or net, (xi) operating margin, (xii) productivity, (xiii) working capital efficiency, and (xiv) expense control. The criteria may be applied to the individual, a division, a component of the Company’s business, the Company or a subsidiary of the Company.

Determination of Award Based on Achievement.  At the end of the award period, the committee determines the extent of achievement of the pre-established performance targets for each criterion. The level of achievement attained will be applied to the schedule or matrix to determine the percentage of the target award payable to the participant. In the case of a covered employee, the committee may not increase the amount of compensation that would otherwise be payable upon achievement of performance targets, but it may reduce a participant’s award if it believes such action would be in the best interest of the Company and its shareholders. In the case of other awards, the committee may increase or decrease the award if he or she believes that such action would be in the best interest of the Company.

Maximum Award.  The maximum award that may be paid to any individual under the plan with respect to any year is three million dollars.

Payment.  Awards will be paid in cash as soon as practicable after the close of the award period for which they are earned. No award will be payable to any participant who is not an employee on the date the award is scheduled to be paid, with certain exceptions in the event of death, disability or retirement (as defined in MIP) after at least one-half of the award period has elapsed.

Amendment and Termination The Board of Directors may, at any time and for any reason, suspend or discontinue MIP or revise, amend or terminate MIP. However, shareholder approval is required if the Board of Directors wishes to change (i) the performance criteria, (ii) the individuals or the class of individuals eligible to participate in MIP, or (iii) the maximum amount payable with respect to any award period to any participant under MIP. Continuation of MIP is subject to shareholder approval to the extent required under regulations to section 162(m) of the Code (e.g., no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the material terms of the performance goal.)

New Plan Benefits

Target awards under the amended MIP will be set at the discretion of the committees. The recipients and other terms of such post-2008 target awards cannot be determined at this time; however, payouts pursuant to the MIP (prior to amendment) in 2008 for 2007 performance are illustrative of the types of payouts that may be expected under the proposed plan. The 2008 payouts for 2007 performance are reported under the “Non-Equity Incentive Comp” column on the Summary Compensation Table at page 30.

Approval of MIP

Approval of MIP will require that the number of votes cast in favor of this Proposal 3 exceeds the number of votes cast against this Proposal 3. Broker nonvotes will not be counted as votes cast.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

PROPOSAL NO. 4 — Approval of the Thomas & Betts 2008 Stock Incentive Plan

The Board recommends that the shareholders approve the Thomas & Betts Corporation 2008 Stock Incentive Plan (the “2008 Plan”). The Board of Directors has adopted the 2008 Plan, subject to approval by the shareholders. The 2008 Plan is being submitted for your approval in accordance with the requirements of the New York Stock Exchange, to qualify certain awards as performance-based awards under section 162(m) of the Internal Revenue Code and to obtain favorable federal income tax treatment for incentive stock options under section 422 of the Code. The purpose of the 2008 Plan is to attract and retain the best possible individuals to promote the success of the Company. The 2008 Plan provides for grants of the following awards to employees and nonemployee directors of the Company and certain of its subsidiaries: incentive and nonqualified stock options; stock appreciation rights; restricted stock; restricted stock units; stock grants; and stock credits.

Upon approval of this plan, no further awards will be made under the Thomas & Betts Corporation Equity Compensation Plan or the Thomas & Betts Corporation Nonemployee Directors Equity Compensation Plan.

The following is a brief summary of the 2008 Plan. This summary is qualified in its entirety by the specific language of the 2008 Plan, which is attached as Appendix B to the Proxy Statement.

General

Common Stock Available.  The maximum number of shares of our common stock available under the 2008 Plan for incentive stock options as well as other types of awards is 4,500,000. The 2008 Plan also includes annual limits on grants that may be made to individual employees. The 2008 Plan limits are as follows:

Type of Award	Plan Limit	Annual Employee Limit

Options	4,500,000 shares	500,000 shares
Stock Appreciation Rights	See Options Limit	500,000 shares
Restricted Stock, Restricted Stock Units, Stock Grants and Stock Credits (in the aggregate)	825,000 shares	Not applicable
Performance Stock	See Restricted Stock Limit	250,000 shares
Performance Stock Units	See Restricted Stock Units Limit	250,000 shares

Each of the above limits is subject to adjustment for certain changes in the Company’s capitalization such as stock dividends, stock splits, combinations or similar events. If an award expires, is terminated, canceled or forfeited, or is settled in cash rather than common stock, the common stock not issued under the award will again become available for grant under the 2008 Plan. The total number of shares covered by the 2008 Plan represents 7.7% of the shares of common stock outstanding as of March 7, 2008. On March 7, 2008, the closing price reported on the NYSE of a share of our common stock was $38.15.

Administration.  Three committees of our Board of Directors have the authority to administer the 2008 Plan. The first committee consists of two or more members of our Compensation Committee and may administer the 2008 Plan with respect to awards made to employees. The second committee consists of the Chief Executive Officer who may administer the 2008 Plan for awards that, in the aggregate in any year, cover up to 100,000 shares of our common stock and are made to individuals who are not Section 16 insiders for purposes of the Securities Exchange Act of 1934. The third committee consists of two or more members of our Nominating and Governance Committee and may administer the 2008 Plan with respect all awards made to nonemployee directors. These three committees are collectively referred to as the administrator of the 2008 Plan.

Eligibility.  Employees and nonemployee directors of the Company or of certain Company subsidiaries are eligible to receive awards under the 2008 Plan. However, nonemployee directors are not eligible to receive incentive stock options and employees are not eligible to receive stock credits. There are approximately 400 employees and 9 nonemployee directors who are currently eligible to receive awards under the 2008 Plan.

Stock Options

The administrator may award incentive stock options and nonqualified stock options. Incentive stock options offer employees certain tax advantages that are not available for nonqualified stock options. The administrator determines the terms of the options, including the number of shares of our common stock subject to the options, the exercise price and when the option becomes exercisable. It is the Company’s historic practice to provide for the vesting of options to employees essentially over three years beginning on the first anniversary of the date of the grant. However, the option term may not exceed ten years and the exercise price per share may not be less than the fair market value of a share of our common stock on the date the option is granted.

When an employee or a nonemployee director terminates service, his or her option may expire before the end of the otherwise applicable option term. For example, if an employee or nonemployee director terminates his or her service for a reason other than retirement, death, or disability, his or her options generally remain exercisable for up to 90 days after termination of service, unless the award agreement provides for a different exercise period. In the case of retirement, options generally become fully exercisable and may be exercised up to three years after retirement (in the case of an employee) or during the term of the option (in the case of a nonemployee director), unless the award agreement provides otherwise. Termination of service by reason of death or disability may also cause the option to terminate before the end of the otherwise applicable option term. If, however, the last day on which the option may be exercised falls within a quiet period, the exercise period will be automatically extended for up to 90 days after the quiet period ends (but not beyond the term of the option).

The exercise price may be paid in cash. The administrator may also permit payment of the exercise price in any of the following ways: (i) in shares of our common stock previously acquired by the individual, (ii) by decreasing the number of shares for which the option is exercisable, (iii) through a so-called broker financed transaction, or (iv) in any combination of such methods.

Stock Appreciation Rights

The administrator may award stock appreciation rights to employees and nonemployee directors. When a stock appreciation right is exercised the grantee receives, with respect to a stated number of shares of our common stock, an amount equal to the excess of the fair market value of the shares on the date of exercise over the fair market value on the date of grant. The administrator determines when the stock appreciation right becomes exercisable and whether the appreciation will be paid in cash, shares of our common stock, or in a combination of cash and shares. The stock appreciation right term may not exceed ten years. When an employee or nonemployee director terminates service, his or her stock appreciation rights may expire before the end of the otherwise applicable stock appreciation right term. The period during which the stock appreciation right may be exercised is the same as the period for options, as discussed above.

Restricted Stock

The administrator may make restricted stock awards to employees and nonemployee directors. An award of restricted stock is an award of shares of our common stock that is subject to restrictions during a specified period. Historically, the Company’s restriction period has been 3 years for employees and 1 year for nonemployee directors. The administrator determines the length of the restriction period and the conditions, such as continued service with the Company or the achievement of certain performance goals, that must be met for the restrictions to lapse. The Company holds the shares during the restriction period and the grantee cannot transfer the shares before the end of the restriction period. The grantee, is however, generally entitled to vote the shares and receive any dividends declared and paid on the Company’s shares during the restriction period.

For performance stock awards, the restrictions lapse only to the extent performance goals established by the administrator are met, unless a “change in control” (as defined in the 2008 Plan) occurs or the administrator waives the performance goals in the case of death or disability. The administrator may select one or more performance criteria for each performance stock award from the following list: (i) earnings before or after interest, taxes, depreciation and amortization, (ii) earnings before or after interest, taxes, depreciation and amortization expressed as a percentage of net sales, (iii) earnings per share, (iv) operating cash flow, (v) return on invested capital, (vi) return on stockholders’ equity, (vii) market price per share, measured either in absolute terms or as compared to a peer group, (viii) sales or revenue, (ix) return on sales, (x) profit margin, gross or net, (xi) operating margin, (xii) productivity, (xiii) working capital efficiency, and (xiv) expense control. The criteria may be applied to the individual, a division, a component of the Company’s business, or to the Company and/or one or more affiliates of the Company and may be weighted and expressed in absolute terms or relative to the performance of other individuals or companies or an index.

Restricted Stock Units

The administrator may award restricted stock units to employees and nonemployee directors. Each restricted stock unit represents the right to receive one share of our common stock, cash equal to the fair market value of a share on the date of vesting, or a combination of cash and shares as determined by the administrator. A bookkeeping account is established for each recipient of a restricted stock unit award that shows the number of restricted stock units granted, as well as full and fractional restricted stock units representing any cash dividends prior to the date the restricted stock unit vests. The administrator determines the conditions, such as continued service with the Company or the achievement of certain performance goals, that must be met for restricted stock units to vest. For performance stock units, the restrictions lapse only to the extent performance goals established by the administrator are met, unless a change in control (as defined in the 2008 Plan) occurs or the administrator waives the performance goals in the case of death or disability. The administrator may select one or more performance criteria for each performance stock unit award from the fourteen performance criteria listed above.

Stock Grants

The administrator may make a stock grant to an employee or a nonemployee director. Stock grants are fully vested when awarded.

Stock Credits

There are two types of stock credits that may be made to a nonemployee director’s stock account. If a nonemployee director elects to defer all or part of his or her retainer and meeting fees, elective stock credits are credited to the nonemployee director’s stock account when the fees would have otherwise been paid. The number of elective stock credits is determined by dividing the deferred fees by the fair market value of our common stock on the date the fees would have otherwise been paid. The administrator may credit nonelective stock credits to a nonemployee director’s stock account. If any cash dividends are paid, additional stock credits (equal in value to the dividend that would have been paid on the nonemployee director’s stock credits, had they been shares of our common stock) will be made to a nonemployee director’s stock.

Stock credits are fully vested when awarded. Each stock credit represents the right to receive one share of our common stock, or cash as determined by the administrator equal to the fair value of a share on the payment date. If the nonemployee director does not make any payment elections, his stock credits will be paid in a lump sum on the later of the one month anniversary of the nonemployee director’s termination of service or July 1 of the calendar year in which his or her services terminate. Alternatively, a nonemployee director may elect payment on the January 15 following the calendar year in which he or she terminates service, and/or payment in annual installments (not to exceed 10). Payment may be further delayed, as required under section 409A of the Code. Payment may also be made in the case of an unforeseeable emergency (as defined in the 2008 Plan) or on the nonemployee director’s death.

Miscellaneous

Transferability.  Awards generally are not transferable, except by will or under the laws of descent and distribution. The administrator has the authority, however, to permit an employee or nonemployee director to transfer nonqualified stock options or stock appreciation rights to certain permitted transferees for no consideration.

Acceleration of Vesting.  The administrator may, in its discretion, accelerate the date on which stock options and stock appreciation rights may be exercised, and may accelerate the date of termination of the restrictions applicable to restricted stock (other than performance stock) and to restricted stock units (other than performance stock units), if it (or he) determines that to do so would be in the best interests of the Company. Upon a change in control of the Company (as defined in the 2008 Plan), all outstanding options and stock appreciation rights become exercisable, and all outstanding restricted stock (including performance stock) and restricted stock units (including performance stock units) become vested, unless the award agreement provides otherwise.

Change in Capitalization/Certain Corporate Transactions.  If there is a change in the Company’s capitalization that affects outstanding shares of our common stock, the aggregate number and type of shares subject to awards, together with the exercise price, will be adjusted by the administrator, as described in the 2008 Plan. The 2008 Plan also provides that, in the event of a merger, consolidation, or other specified corporate transaction, outstanding awards will be assumed by the surviving or successor corporation. However, the administrator has the authority to terminate outstanding awards in the event of a corporate transaction, after giving advance notice.

Effective Date.  The 2008 Plan becomes effective May 7, 2008, subject to shareholder approval.

Amendment and Termination.  The 2008 Plan will automatically terminate on January 29, 2018, unless it is terminated sooner by the Board of Directors. The administrator may amend outstanding awards. However except in the case of certain changes in capitalization and corporate transactions, the terms of outstanding options and stock appreciation rights may not be amended to reduce the exercise price, and outstanding options and stock appreciation may not be cancelled in exchange for cash or other awards without the approval of our shareholders. The Board of Directors, the Compensation Committee or the Nominating and Governance Committee may amend or suspend the 2008 Plan. Shareholder approval, however, is required for (i) any material amendment to the 2008 Plan (as defined under the applicable NYSE standards), (ii) any change in the class of employees eligible to receive incentive stock options or the number of shares available for the granting of incentive stock options (other than adjustment for certain changes in the Company’s capitalization), and (iii) any change in the material terms of a “performance goal (for purposes of section 162(m) of the Code).

2008 Plan Benefits

No awards will be made under the 2008 Plan prior to shareholder approval. Elective Stock Credits are determined by each nonemployee director and therefore cannot be determined in advance. The amount and timing of all other awards under the 2008 Plan are determined in the sole discretion of the administrator and therefore cannot be determined in advance.

Federal Income Tax Consequences — Options

The Company has been advised that the federal income tax consequences of granting and exercising options under the 2008 Plan are as follows (based on federal tax laws and regulations, as of January 1, 2008). The grant of an option does not result in federal income tax consequences for the optionee or a deduction for the Company.

When an option is exercised, the federal income tax consequences depend on whether the option is an incentive stock option or a nonqualified stock option. An optionee exercising a nonqualified stock option will recognize ordinary income equal to the difference between the fair market value of the common stock purchased (on the date of exercise) and the exercise price. An employee will not recognize taxable income as a result of acquiring stock by exercising an incentive stock option. The difference between the fair market value of the exercised stock on the date of exercise and the exercise price will, however, generally be treated as an item of adjustment for purposes of alternative minimum taxable income. If the employee holds the stock he receives on exercise of an incentive stock option for a required period of time, the employee will have capital gain (or loss) when the stock is later disposed. If the employee does not hold the stock for the required period of time, the employee will generally have ordinary income when the stock is disposed.

When an optionee recognizes ordinary income on the exercise of a nonqualified stock option or the sale of stock acquired on exercise of an incentive stock option, the Company is generally entitled to a deduction in the same amount. Certain requirements, such as reporting the income to the IRS, must be met for the deduction to be allowable. The Company believes that the 2008 Plan has been designed so that the amount of compensation that may be deducted with respect to options will not be limited by section 162(m) of the Code.

This disclosure is limited to the Federal tax issues addressed in this section. It is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties that may be asserted under the Internal Revenue Code.

Approval of the 2008 Plan will require that the number of votes cast in favor of this Proposal 4 exceeds the number of votes cast against this Proposal 4. Broker nonvotes will not be counted as votes cast.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

PROXY STATEMENT PROPOSALS

Our annual meeting of shareholders generally is held in April or May of each year. We will consider for inclusion in our proxy materials for the 2009 Annual Meeting, shareholder proposals that are received at our executive offices no later than November 7, 2008 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934. Proposals must be sent to our Secretary at Thomas & Betts Corporation, 8155 T&B Blvd., 4D-56, Memphis, Tennessee 38125.

Procedure for Nominations of Directors and Other Business for Presentation at the Annual Meeting

Pursuant to the Company’s bylaws, shareholders wishing to submit proposals or director nominations that are not to be included in such proxy materials must have given timely notice thereof in writing to our Secretary. To be timely for the 2009 Annual Meeting of Shareholders, you must notify our Corporate Secretary, in writing, no later than the close of business on January 2, 2009.

Our bylaws specify the information to be included in this shareholder’s notice. A shareholder should submit the name, biographical data and qualifications of any suggested director candidate to the Secretary of the Company. The recommendation should be accompanied by the person’s written consent to be named as a candidate and, if nominated and elected, to serve as a director. A shareholder may obtain a copy of the bylaws by making a written request to the Secretary or from the Investors section of our website at www.tnb.com.

All shareholder director nominations submitted to the Secretary must be in accordance with the Company’s bylaws, the Tennessee corporate law and the federal securities laws. The Secretary will forward all shareholder nominations immediately to the Chairman of the Nominating and Governance Committee for consideration by the Committee.

Communicating with the Board of Directors

You may contact the Board of Directors or any committee of the Board of Directors by using any of the following methods:

•	Communications may be submitted in writing, in a sealed envelope, addressed to the Secretary of the Company. The Secretary will forward the sealed envelope to a non-employee director designated by the Board of Directors to receive and address such communications. This procedure is described under the heading “Communications with the Board of Directors” in the Investors section of our website at www.tnb.com.

•	Anonymous communications may be submitted through the Secretary or the Company’s EmPower Line, a hotline operated by a third party, toll free at (888) 511-5093. Either the Secretary or the third party vendor will forward the submission to a non-employee director designated by the Board of Directors to receive and address such communications.

OTHER MATTERS

The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the meeting other than that referred to herein. If any other business should properly come before the meeting, the person named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with his best judgment.

By Order of the Board of Directors,

J.N. RAINES
Secretary
Memphis, Tennessee
March 14, 2008

Appendix A

THOMAS & BETTS CORPORATION
MANAGEMENT INCENTIVE PLAN
(As Amended and Restated Effective January 1, 2009)

WHEREAS, Thomas & Betts Corporation (the “Corporation”) established the Thomas & Betts Corporation Management Incentive Plan (the “Plan”) effective as of May 5, 1994; and

WHEREAS, the Corporation wishes to amend and restate the Plan to (i) change the performance criteria on which goals are based, (ii) delegate to the Chief Executive Officer the authority to determine the Target Award and Award with respect to certain employees, and (iii) make certain other changes;

NOW, THEREFORE, the Thomas & Betts Corporation Management Incentive Plan is hereby amended and restated, with respect to Target Awards established on or after January 1, 2009 and Awards payable pursuant to such Target Awards, as follows:

1.	PURPOSE

The purpose of the Thomas & Betts Corporation Management Incentive Plan (the “Plan”) is to provide an incentive for corporate officers and other employees who are in a position to contribute materially to the success of the Corporation and its Subsidiaries.

2.	DEFINITIONS

The following terms, as used herein, shall have the meaning specified:

(a) “Award” means an incentive payment made pursuant to the Plan.

(b) “Award Period” means the period during which performance is measured to determine the amount of a Participant’s Award.

(c) “Board” means the Board of Directors of the Corporation, as it may be comprised from time to time.

(d) “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute, and the regulations promulgated thereunder.

(e) “Committee” means the applicable committee appointed to administer the Plan with respect to a Target Award, as provided in Section 5.

(f) “Corporation” means Thomas & Betts Corporation, a Tennessee corporation, or any successor.

(g) “Covered Employee” means an Employee who, on the date a Target Award is established, is a covered employee within the meaning of Code §162(m)(3), or is reasonably expected to be such a covered employee for the year in which payment with respect to the Target Award is scheduled to be made.

(h) “Employee” means an officer or other employee of the Corporation or a Subsidiary.

(i) “Participant” means an Employee selected from time to time by the Committee to participate in the Plan.

(j) “Performance Criterion or Criteria” means the business criterion or criteria selected by the Committee from the following to measure performance: (i) earnings before or after interest, taxes, depreciation and amortization, (ii) earnings before or after interest, taxes, depreciation and amortization expressed as a percentage of net sales, (iii) earnings per share, (iv) operating cash flow, (v) return on invested capital, (vi) return on stockholders’ equity, (vii) market price per share, measured either in absolute terms or as compared to a peer group, (viii) sales or revenue, (ix) return on sales, (x) profit margin, gross or net, (xi) operating margin, (xii) productivity, (xiii) working capital efficiency, and (xiv) expense control. The business criterion or criteria may apply to the individual, a division, a component of the Company’s business, or to the Company and/or one or more Subsidiaries.

(k) “Performance Scale” means the schedule or matrix described in Section 3(a)(iv).

(l) “Performance Target” means the target established by the Committee for each Performance Criterion pursuant to Section 3.

(m) “Subsidiary” means any direct or indirect subsidiary of the Corporation, whether in corporate, partnership, limited liability company or any other form.

(n) “Target Award” means, with respect to a Participant for an Award Period, the Participant’s base earnings during such Period, multiplied by the percentage of salary established by the Committee for the Participant.

3.	ESTABLISHMENT OF TARGET AWARD, PERFORMANCE CRITERIA, TARGETS AND PERFORMANCE SCALE.

(a) In General. The Committee shall designate the Participants eligible to receive an Award for an Award Period. The Committee shall establish the following for each Participant (or group of Participants) for an Award Period:

(i) A Target Award;

(ii) The applicable Performance Criteria or Criterion;

(iii) The Performance Target with respect to each Performance Criterion that will result in payment of 100% of the portion of the Target Award assigned to such Criterion; and

(iv) The Performance Scale, in the form of schedule or matrix, which shall set forth (A) the percentage of the Target Award payable with respect to a Performance Criterion if achievement is higher or lower than the Performance Target, and (B) the weighting of Performance Criteria if more than one is selected with respect to a Participant (or a group of Participants).

(b) Time of Establishment. The Committee shall determine the Target Award, Performance Criteria, Performance Target, Award Period and Performance Scale for each Participant (or group of Participants) not later than 90 days after the beginning of the Award Period to which such measures relate; provided, however, that the outcome is substantially uncertain at the time the measure is established and that no such determination shall be made after 25 percent of the Award Period has elapsed.

(c) Non-uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Participants and from Award Period to Award Period.

4.	AWARDS

(a) Award Determination. At the end of an Award Period, the Committee shall determine and certify in writing:

(i) The extent to which Performance Targets established for the Participant (or a group of Participants) have been achieved with respect to such Award Period; and

(ii) The percentage of the Target Award or factor from the Performance Scale applicable to each Participant (or group of Participants) based on achievement during such Award Period.

The Award payable to a Participant with respect to an Award Period shall be the percentage of Target Award determined under (ii), or, in the event a factor is determined under (ii), the amount determined by multiplying the Participant’s Target Award by such factor, such percentage of Target Award or amount subject to adjustment by the Committee pursuant to subsection (b), the limit on Awards set forth in subsection (c), and the employment requirement set forth in subsection (d).

(b) Committee Overrides. With respect to a Target Award established by the Chief Executive Officer, the Chief Executive Officer may increase the amount of the Award determined under subsection (a) if he believes such action would be in the best interest of the Corporation. With respect to a Target Award established by the

Compensation Committee, the Committee may not increase the amount of the Award determined under subsection (a). With respect to a Target Award established for any Participant, the Committee may reduce the amount of the Award determined under subsection (a) if it (or he) believes such action would be in the best interest of the Corporation.

(c) Maximum Award. Notwithstanding any provision of this Plan to the contrary, the maximum Award payable to any Participant with respect to any Award Period is $3,000,000.

(d) Employment Requirement. No Award shall be payable to a Participant who is not an Employee on the date the Award is scheduled to be paid; provided, however, that a Participant who ceases to be an Employee for any of the following reasons after at least one-half of the Award Period has elapsed shall receive a pro-rata portion of the award that would have been paid to him had he been an Employee on the date the Award is scheduled to be paid: death, disability (as determined by the Committee) or retirement on or after the Early Retirement Date or Normal Retirement Date (as such terms are defined in Part A of the Thomas & Betts Pension Plan as in effect on February 1, 2008). Such proration shall be based on the Participant’s active service during the Award Period.

(e) Payment of Awards. Any Award payable under this Section 4 shall be paid in cash within the 2 1/2 month period immediately following the last day of the Award Period; provided, however, that (i) such period shall be less than 2 1/2 months to the extent necessary to cause such period to begin and end in the same calendar year, (ii) the Participant shall have no discretion over the date his or her payment is made, and (iii) no interest shall be payable to reflect a payment date after the end of the Award Period.

5.	ADMINISTRATION

(a) Committee. The Plan and all Awards shall be administered by the Committee which shall be:

(i) With respect to a Target Award for an Employee who is a Covered Employee on the date the Target Award is established, the Committee shall be the Compensation Committee of the Board with respect to all determinations relating to such Target Award; or

(ii) With respect to a Target Award for an Employee who is not a Covered Employee on the date the Target Award is established, the Committee shall be the Chief Executive Officer of the Corporation with respect to all determinations relating to such Target Award.

(b) Authority. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

The Committee may delegate to one or more Employees the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any authority for which the action of a committee of outside directors is required under Code § 162(m) or would be required if the Employee were a Covered Employee (e.g., decisions regarding timing, eligibility, amount or other material terms of any Awards).

(c) Determinations. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive.

(d) Liability. No member of the Committee or the Board will be liable for any action taken or determination made in good faith with respect to the Plan or any Award thereunder, and the Corporation will defend Committee and Board members for any actions taken or decisions made in good faith under the Plan.

(e) Code § 162(m). It is the intent of the Corporation that this Plan and Target Awards hereunder (and Awards payable pursuant thereto) with respect to Covered Employees satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Code § 162(m) so that the Corporation’s tax deduction for remuneration in respect of this Plan for services performed by Covered Employees is not disallowed in whole or in part by the operation of Code § 162(m). If any provision of this Plan or if any Award would otherwise frustrate or conflict with the intent expressed in this subsection, that provision shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Covered Employees.

6.	MISCELLANEOUS

(a) Nonassignability. No Target Award or Award will be assignable or transferable (including pursuant to a pledge or security interest) other than by will or by the laws of descent and distribution.

(b) Withholding Taxes. All payments under the Plan shall be subject to any applicable governmental withholding tax requirements related thereto.

(c) Amendment or Termination of the Plan. The Board may, at any time and for any reason, suspend or discontinue the Plan or revise, amend or terminate the Plan; provided, however, that without the approval of stockholders (in the manner described in regulations under Code § 162(m)), the Board may not change (i) the Performance Criteria, (ii) the individuals or class of individuals eligible to participate in the Plan, or (iii) the maximum amount payable with respect to any Award Period to any Participant under the Plan. Continuation of the Plan shall be subject to stockholder approval to the extent required by regulations under Code § 162(m) (e.g., no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the material terms of the performance goal).

(d) Other Payments or Awards. Nothing contained in the Plan will be deemed in any way to limit or restrict the Corporation, any Subsidiary, or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(e) Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is available under the Plan, payments will be made to the person whom the Committee, or its delegate, believes to be legally entitled to the payment. Any such payment will be a complete discharge of the liability under the Plan.

(f) Unfunded Plan. No provision of the Plan will require the Corporation or any Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets; nor will the Corporation or any Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Corporation and its Subsidiaries, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they will have the same rights as other employees under generally applicable law.

(g) Limits of Liability. Neither the Corporation or a Subsidiary, nor any member of the Board, the Committee, or any other person participating in the interpretation, administration or application of the Plan shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

(h) Rights of Employees. Nothing contained in this Plan will confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or a Subsidiary, or constitute any contract or limit in any way the right of the Corporation or a Subsidiary to change such person’s compensation or other benefits, or to terminate the employment or other service of such person with or without cause.

(i) Section Headings. The section headings contained herein are for convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, will control.

(j) Invalidity. If any term or provision contained herein will to any extent be invalid or unenforceable, such invalidity or unenforceability will not affect any other provision or part hereof.

(k) Applicable Law. The Plan will be governed by the laws of the jurisdiction in which the Corporation is incorporated as determined without regard to the conflict of law principles thereof.

(l) Successors. The Plan shall be binding on the Corporation and its successors, including any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Corporation.

(m) Effective Date. This amended and restated Plan shall be effective as of January 1, 2009, and as amended from time to time thereafter; provided, however, that if this amended and restated Plan is not approved by stockholders, in the manner described in regulations under Code § 162(m), no Award shall be paid to any Covered Employee pursuant to this amended and restated Plan. This amended and restated Plan shall apply to Target Awards determined by the Committee on or after January 1, 2009 and Awards payable pursuant to such Target Awards. This amended and restated Plan shall not apply to Target Awards determined by the Committee before January 1, 2009 or Awards payable pursuant to such Target Awards.

IN WITNESS WHEREOF, THOMAS & BETTS CORPORATION has caused this Plan, as amended, to be duly executed this           day of       , 2008.

Attest:	THOMAS & BETTS CORPORATION
Name: Title:	By: Name: Title:

Appendix B

THOMAS & BETTS CORPORATION

2008

STOCK INCENTIVE PLAN

THOMAS & BETTS CORPORATION
2008
STOCK INCENTIVE PLAN

WHEREAS, Thomas & Betts Corporation desires to grant equity incentive awards to certain of its employees and non-employee directors;

NOW, THEREFORE, the Thomas & Betts Corporation 2008 Stock Incentive Plan is hereby adopted under the following terms and conditions:

SECTION 1 — PURPOSE

The Plan is intended to provide a means whereby the Company may, through the grant of Awards to Employees and Non-Employee Directors, attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and of any Related Corporation.

SECTION 2 — DEFINITIONS

The following terms when used herein shall have the following meanings unless otherwise required by the context:

(a) “Administrator” shall mean:

(1) The Chief Executive Officer of the Company, if he is a member of the Board, with respect to an Award granted to an individual who is not subject to section 16(b) of the Exchange Act; provided, however, that the number of shares covered by Awards granted by the Chief Executive Officer in any calendar year shall be subject to the following limits: (i) 100,000 shares, in the aggregate; (ii) 6,000 shares, with respect to Options and SARs granted to any Employee; and (iii) 3,000 shares, with respect to Restricted Stock, RSUs and Stock Grants granted to any Employee; or

(2) The Committee.

(b) “Award” shall mean an ISO, NQSO, SAR, Restricted Stock, RSU, Stock Grant or Stock Credit awarded by the Company to an Employee or a Non-Employee Director.

(c) “Award Agreement” shall mean a document evidencing the grant of an Award, as described in Section 12.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean:

(1) With respect to Awards granted to Employees, a committee which consists solely of not fewer than two members of the Compensation Committee of the Board (taking into consideration the rules under section 16(b) of the Exchange Act and the requirements of Code § 162(m)); or

(2) With respect to Awards granted to Non-Employee Directors, a committee which consists solely of not fewer than two members of the Nominating and Governance Committee of the Board (taking into consideration the rules under section 16(b) of the Exchange Act).

(g) “Common Stock” shall mean the common stock of the Company, par value $0.10 per share.

(h) “Company” shall mean Thomas & Betts Corporation, a Tennessee corporation.

(i) “Compensation” shall mean retainer fees for service on, and fees for attendance at meetings of, the Board and any committees thereof, which are payable to a Non-Employee Director during a calendar year.

(j) “Elective Stock Account” shall mean a bookkeeping account, which reflects the Compensation deferred by a Non-Employee Director pursuant to Section 11(a).

(k) “Employee” shall mean an officer or other employee of the Company or a Related Corporation.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” shall mean:

(1) The closing price of the Common Stock on a registered securities exchange on the applicable date or the immediately preceding trading day if the applicable date is not a trading day; or

(2) Such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

(n) “Grantee” shall mean an Employee or a Non-Employee Director who has been granted an Award under the Plan.

(o) “ISO” shall mean an Option which, at the time such Option is granted, qualifies as an incentive stock option within the meaning of Code § 422(b), unless the Award Agreement states that the Option will not be treated as an ISO.

(p) “Nonelective Stock Account” shall mean a bookkeeping account which reflects amounts credited on behalf of a Non-Employee Director pursuant to Section 11(b).

(q) “Non-Employee Director” shall mean a director of the Company who is not an Employee.

(r) “NQSO” shall mean an Option which, at the time such Option is granted, does not qualify as an incentive stock option within the meaning of Code § 422(b), whether or not it is designated as a nonqualified stock option in the Award Agreement.

(s) “Options” shall mean ISOs and NQSOs which entitle the Grantee on exercise thereof to purchase shares of Common Stock at a specified exercise price.

(t) “Performance Goals” shall mean the objective goal or goals applicable to a Grantee’s Performance Stock or PSUs that are deemed by the Committee to be important to the success of the Company or any affiliates of the Company. The Committee shall establish the specific objective measures for each applicable goal for a performance period, which need not be uniform with respect to each Grantee. In creating these measures, the Committee shall use one or more of the following business criteria: (i) earnings before or after interest, taxes, depreciation and amortization, (ii) earnings before or after interest, taxes, depreciation and amortization expressed as a percentage of net sales, (iii) earnings per share, (iv) operating cash flow, (v) return on invested capital, (vi) return on stockholders’ equity, (vii) market price per share, measured either in absolute terms or as compared to a peer group, (viii) sales or revenue, (ix) return on sales, (x) profit margin, gross or net, (xi) operating margin, (xii) productivity, (xiii) working capital efficiency, and (xiv) expense control. The business criteria may apply to the individual, a division, a component of the Company’s business, or to the Company and/or one or more affiliates of the Company and may be weighted and expressed in absolute terms or relative to the performance of other individuals or companies or an index. The Committee shall determine the performance period and the Performance Goals and measures (and weighting thereof) applicable to such period not later than the earlier of (i) 90 days after the commencement of the performance period, or (ii) the expiration of 25% of the performance period.

(u) “Performance Stock” shall mean a type of Restricted Stock, where the lapse of restrictions is based on Performance Goals.

(v) “Plan” shall mean the Thomas & Betts Corporation 2008 Stock Incentive Plan as set forth herein and as amended from time to time.

(w) “PSU” shall mean a performance stock unit which is a type of RSU, the vesting of which is based on Performance Goals.

(x) “Quiet Period” shall mean a period in which the Grantee is prohibited from selling Common Stock under the Company’s insider trading policy.

(y) “Related Corporation” shall mean any corporation or other entity in which the Company holds, directly or indirectly, a controlling interest; provided, however, that with respect to ISOs, an entity shall be a “Related Corporation” only if the entity is described in the preceding clause and is a “subsidiary corporation” of the Company, as defined in Code § 424(f). For purposes of this subsection, the term “controlling interest” shall have the same meaning as provided in Treas. Reg. § 1.414(c)-2(b)(2)(i), using “at least 50 percent” instead of “at least 80 percent” each place it appears in such regulation.

(z) “Restricted Stock” shall mean Common Stock subject to restrictions determined by the Administrator pursuant to Section 8.

(aa) “RSU” shall mean a restricted stock unit granted pursuant to Section 9.

(bb) “Retirement” shall mean:

(1) In the case of an Option granted to an Employee, Termination of Service on or after Early Retirement Date or Normal Retirement Date, as such terms are defined in Part A of the Thomas & Betts Pension Plan as in effect on February 1, 2008; or

(2) In the case of an Option granted to a Non-Employee Director, Termination of Service in accordance with the Board’s retirement policy.

(cc) “SAR” shall mean an Award granted pursuant to Section 7 which entitles the recipient on exercise to receive an amount determined by reference to appreciation in the value of Common Stock.

(dd) “Short-Term Deferral Period” shall mean, with respect to an amount (including Common Stock) payable pursuant to an Award, the period ending on the later of (1) the 15th day of the third month following the Grantee’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (2) the 15th day of the third month following the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture; provided, however, that such period (measured from the last day of the period) shall be within one calendar year and shall not exceed 2 1/2 months. A Grantee shall have no discretion over the payment date and shall have no right to interest as a result of payment on a date other than the first day of the Short-Term Deferral Period.

(ee) “Stock Account” shall mean an Elective Stock Account or a Nonelective Stock Account established on behalf of a Non-Employee Director.

(ff) “Stock Credit” shall mean a credit to a Stock Account, pursuant to Section 11.

(gg) “Stock Grant” shall mean a grant of unrestricted shares of Common Stock pursuant to Section 10.

(hh) “Termination of Service” shall mean (1) with respect to an Award granted to an Employee, the termination of the employment relationship between the Employee and the Company and all Related Corporations; and (2) with respect to an Award granted to a Non-Employee Director, the cessation of the provision of services as a director of the Company and all Related Corporations. A Termination of Service shall not be deemed to have resulted by reason of a bona fide leave of absence approved by the Company. Notwithstanding any other provision of the Plan to the contrary, (A) with respect to an RSU that is subject to Code § 409A or a Stock Credit, “Termination of Service” shall mean separation from service as defined in Treas. Reg. § 1.409A-1(h), and (B) if the Grantee’s status changes from Employee or Non-Employee Director to any other status eligible to receive an Award under the Plan, no Termination of Service shall occur for purposes of the Plan until the Grantee’s new status with the Company and all Related Corporations terminates. For purposes of this paragraph, if a Grantee’s relationship is with a Related Corporation and not the Company, the Grantee shall incur a Termination of Service when such corporation ceases to be a Related Corporation, except (C) as otherwise determined by the Committee, or (D) as otherwise necessary to comply with Code § 409A (to the extent applicable).

SECTION 3 — ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator (and members thereof), while serving as such, shall be deemed to be acting in its (or his) capacity as a director or an officer of the Company. The Administrator shall have full authority, subject to the terms of the Plan, to select the Employees and Non-Employee Directors to be granted Awards under the Plan, to grant Awards on behalf of the Company, and to set the date of grant and the other terms of such Awards in accordance with the terms of the Plan. Notwithstanding any other provision of the Plan, the Committee’s discretion with respect to Elective Stock Credits and Stock Accounts shall be limited so as not to cause such Awards to fail to be formula-type awards for purposes of Section 16(b) of the Exchange Act.

The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan, and the Administrator may do so with respect to any Award granted hereunder, in the manner and to the extent it (or he) deems desirable. The Committee also shall have the authority (1) to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify, or rescind any such rules and regulations, (2) to adopt modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as are necessary to comply with the laws and regulations of other countries in which the Company operates in order to assure the viability of Awards granted under the Plan to individuals in such other countries, and (3) to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its shareholders, and all Grantees, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them. Except as otherwise required by the bylaws of the Company or by applicable law, no member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

SECTION 4 — STOCK

The maximum aggregate number of shares of Common Stock that may be subject to Awards under the Plan is 4,500,000 shares (which is also the maximum aggregate number of shares that may be issued under the Plan through ISOs), subject to the following limits:

		Limit on Number of
		Shares Available
		for Grant to Any
	Limit on Number of Shares	Employee During Any
Type of Award	Available for Grant Under Plan	Calendar Year

Options	Plan Limit	500,000
SARs	Plan Limit	500,000
Restricted Stock, RSUs, Stock Grants and Stock Credits (in the aggregate)	825,000	N/A
Performance Stock	See Restricted Stock limit	250,000
PSUs	See RSU limit	250,000

Each limit stated in this Section 4 shall be subject to adjustment as described in Section 13. For purposes of applying the above limits to SARs, the number of shares by which appreciation is measured (and not the number of shares delivered on exercise) shall be taken into account. Shares delivered under the Plan may be authorized but unissued shares.

If any Award expires, terminates for any reason, is cancelled, is forfeited or is settled in cash rather than Common Stock, the number of shares of Common Stock with respect to which such Award expired, terminated, was cancelled, was forfeited or was settled in cash, shall continue to be available for future Awards granted under the Plan.

SECTION 5 — GRANTING OF AWARDS

The Administrator may, on behalf of the Company, grant to Employees and Non-Employee Directors such Awards as the Administrator in its (or his) sole discretion, determines are warranted, subject to the terms of the Plan. However, grants of ISOs and other Awards shall be separate and not in tandem, and Non-Employee Directors shall not be eligible to receive ISOs under the Plan. More than one Award may be granted to an Employee or Non-Employee Director under the Plan.

SECTION 6 — TERMS AND CONDITIONS OF OPTIONS

Option Award Agreements shall include expressly or by reference the following terms and conditions, as well as such other provisions as the Administrator shall deem desirable that are not inconsistent with the provisions of the Plan and, for ISOs, Code § 422(b).

(a) Number of Shares. The Award Agreement shall state the number of shares of Common Stock to which the Option pertains.

(b) Exercise Price. The Award Agreement shall state the exercise price which shall be determined and fixed by the Administrator in its (or his) discretion, but the exercise price shall not be less than the higher of 100 percent (110 percent in the case of an ISO granted to a more-than-ten-percent shareholder, as provided in subsection (k) below) of the Fair Market Value of a share of Common Stock on the date the Option is granted, or the par value thereof.

(c) Term. The term of each Option shall be determined by the Administrator, in its (or his) discretion; provided, however, that the term of each Option shall be not more than ten years (five years in the case of an ISO granted to a more-than-ten-percent shareholder, as provided in subsection (k) below) from the date of grant of the Option. Each Option shall be subject to earlier termination as provided in subsections (f), (g), (h) and (i) below and in Section 15.

(d) Exercise. An Option shall be exercisable in such installments, upon fulfillment of such conditions (such as performance-based requirements), or on such dates as the Administrator may specify. The Administrator may accelerate the exercise date of an outstanding Option, in its (or his) discretion, if the Administrator deems such acceleration to be desirable.

Any exercisable Option may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving notice of exercise (in accordance with procedures established by the Committee) to the Company (at its principal office) or to the Company’s delegate, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate exercise price for such shares (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph (4) below, payment may be made as soon as practicable after the exercise). Only full shares shall be issued, and any fractional share which might otherwise be issuable upon exercise of an Option shall be forfeited.

The Administrator, in its sole discretion, shall determine from the following alternatives, the methods by which the exercise price may be paid —

(1) in cash or, if permitted by the Administrator, its equivalent;

(2) in shares of Common Stock previously acquired by the Grantee (and the exercise price so paid shall be equal to the Fair Market Value, as of the date of exercise, of the previously acquired shares);

(3) by decreasing the number of shares for which the Option is exercisable on the date of exercise (in an amount equal to the exercise price to be paid under this method, divided by the positive excess of the Fair Market Value of a share of Common Stock on the date of exercise over the per share exercise price);

(4) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount necessary to pay the exercise price of the Option; or

(5) in any combination of paragraphs (1), (2), (3) and (4) above.

To the extent an Award Agreement does not include one or more alternatives, the Administrator hereby specifically reserves the right to exercise its (or his) discretion to allow the Grantee to pay the exercise price using such alternative.

(e) ISO Annual Limit. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a parent or subsidiary corporation of the Company (as defined in Code § 424(e) and (f)) shall not exceed $100,000. If an Option intended as an ISO is granted to an Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder.

For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted.

(f) Termination of Service for a Reason Other Than Retirement, Disability or Death. If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her Option for any reason other than Retirement, disability or death, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) ninety days after the date of such Termination of Service (unless the Award Agreement provides a different expiration date in the case of such a Termination). Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Administrator, and shall terminate on the date of such Termination of Service with respect to the remaining shares.

(g) Retirement. If a Grantee’s Termination of Service occurs as a result of Retirement prior to the expiration date fixed for his or her Option, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) in the case of an Option granted to an Employee, three years from the date of the Grantee’s Retirement (unless the Award Agreement provides a different expiration date in the case of Retirement), or (iii) in the case of an Option granted to a Non-Employee Director, such date (if any) provided in the Award Agreement in the case of Retirement. Unless otherwise provided in the Award Agreement, such Option shall become fully vested and exercisable with respect to all shares of Common Stock available under the Option on the date of the Grantee’s Retirement.

(h) Disability. If a Grantee becomes disabled (within the meaning of Code § 22(e)(3)) prior to the expiration date fixed for his or her Option, and the Grantee’s Termination of Service occurs as a consequence of such disability, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) twenty-four months after the date of such Termination of Service (unless the Award Agreement provides a different expiration date in the case of such a Termination). Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Administrator, and shall terminate on the date of such Termination of Service with respect to the remaining shares. In the event of the Grantee’s legal disability, such Option may be exercised by the Grantee’s legal representative.

(i) Death. If a Grantee’s Termination of Service occurs as a result of death, prior to the expiration date fixed for his or her Option, or if the Grantee dies following his or her Termination of Service but prior to the expiration of the period determined under subsection (f), (g) or (h) above (including any extension of such period provided in the Award Agreement), such Option may be exercised by the Grantee’s estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Grantee. Such post-death exercise may occur at any time prior to the earlier of

(i) the expiration date specified in the Award Agreement, or (ii) twelve months after the date of the Grantee’s death (unless the Award Agreement provides a different expiration date in the case of death). Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of his or her death, or to any greater extent permitted by the Administrator, and shall terminate on the date of the Optionee’s death with respect to the remaining shares.

(j) Quiet Period.  Notwithstanding any provision of subsection (f), (g), (h) or (i) to the contrary, if the last day on which a Grantee (or the Grantee’s legal representative, estate, personal representative or beneficiary) may exercise an Option under subsection (f), (g), (h) or (i) falls within a Quiet Period, the period during which such individual may exercise the Option shall end ninety days after the date such Quiet Period ends; provided, however, that this subsection (j) shall not extend the exercise period beyond the term of the Option (determined under subsection (c)) unless the Committee, in its sole discretion, determines to extend the period during which the Option may be exercised, and such period ends not more than thirty days after the exercise first would no longer violate applicable Federal, state, local or applicable foreign laws.

(k) More-Than-Ten-Percent Shareholder. If, after applying the attribution rules of Code § 424(d), the Grantee owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of a parent or subsidiary corporation of the Company (as defined in Code § 424(e) and (f)) immediately before an ISO is granted to him or her, the exercise price for the ISO shall be not less than 110 percent of the Fair Market Value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this subsection shall not apply to NQSOs.

SECTION 7 — SARS

(a) Nature of SARs. An SAR entitles the Grantee to receive, with respect to each share of Common Stock as to which the SAR is exercised, the excess of the share’s Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. Such excess shall be paid in cash, shares of Common Stock, or a combination thereof, as determined by the Administrator.

(b) Exercise of SARs. An SAR shall become exercisable in such installments, upon fulfillment of such conditions (such as performance-based requirements), or on such dates as the Administrator may specify in the Award Agreement. The Administrator may at any time accelerate the time at which all or any part of the SAR may be exercised. Any exercise of an SAR must be made by giving notice to the Company (or its delegate) in accordance with procedures established by the Administrator.

(c) Term. The term of each SAR shall be determined by the Administrator, in its (or his) discretion; provided, however, that the term of each SAR shall be not more than ten years from the date of grant of the SAR. Each SAR shall be subject to earlier termination as provided in subsection (d) below and in Section 15.

(d) Termination of Service. If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her SAR, Section 6(f), (g), (h), (i) and (j) shall be applied to determine the extent to which, and the period during which, the SAR may be exercised. For purposes of this Section 7(d), the term “SAR” shall replace the term “Option” in each place such term appears in Section 6(f), (g), (h), (i) and (j).

SECTION 8 — RESTRICTED STOCK

(a) General Requirements. Restricted Stock may be issued or transferred for consideration (in addition to past services) or for no additional consideration, as determined by the Administrator. At the time Restricted Stock is granted, the Administrator shall determine whether the Restricted Stock is Performance Stock (where the lapse of restrictions is based on Performance Goals), or Restricted Stock that is not Performance Stock (where the lapse of restrictions is based on times and/or conditions determined by the Committee).

(b) Shareholder Rights. Each Grantee who receives Restricted Stock shall have all of the rights of a shareholder with respect to such shares, subject to the restrictions set forth in subsection (c), including the right to vote the shares and receive dividends and other distributions. Any shares of Common Stock or other securities of the Company received by a Grantee with respect to a share of Restricted Stock as a stock dividend, or in connection with a stock split or combination, share exchange or other recapitalization, shall have the same status and be subject to the same restrictions as such Restricted Stock. Any cash dividends with respect to a Grantee’s Restricted Stock shall be paid to the Grantee at the same time as such dividends are paid to other shareholders. Unless the Administrator determines otherwise, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan and the Grantee has satisfied any federal, state and local tax withholding obligations applicable to such shares.

(c) Restrictions. Except as otherwise specifically provided in the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Grantee incurs a Termination of Service for any reason, must be offered to the Company for purchase for the amount of cash (or cash equivalents) paid for the shares of Common Stock, or forfeited to the Company if no cash (or cash equivalent) was so paid.

(d) Lapse of Restrictions.

(1) In General.  Upon the lapse of all restrictions in accordance with this subsection (d) or Section 14, shares of Common Stock shall cease to be Restricted Stock for purposes of the Plan.

(2) Restricted Stock Other Than Performance Stock.  With respect to Restricted Stock that is not Performance Stock, the restrictions described in subsection (c) shall lapse at such time or times, and on such conditions (such as performance-based requirements), as the Administrator may specify in the Award Agreement. The Administrator may at any time accelerate the time at which the restrictions on all or any part of the shares of Restricted Stock (other than Performance Stock) will lapse.

(3) Performance Stock.  With respect to Performance Stock, the restrictions described in subsection (c) shall lapse at the end of the applicable performance period if and to the extent the Performance Goals (established in accordance with Section 2(t)) have been achieved for such period. The Committee shall certify the extent to which the Performance Goals are achieved and shall have the discretion to decrease (but not increase) the extent to which such restrictions lapse on account of such achievement. The restrictions described in subsection (c) shall also lapse (A) as provided in Section 14, or (B) if and to the extent determined by the Committee, in the case of the Grantee’s death or disability (as determined by the Committee). If the Grantee’s Termination of Service occurs for any reason prior to the end of the performance period, the Grantee shall forfeit all Performance Stock granted with respect to such performance period except (i) as provided in Section 14, (ii) as determined by the Committee in the case of the Grantee’s death or disability (as determined by the Committee), or (iii) the Committee may provide that restrictions lapse with respect to a pro-rata portion of the number of shares of Performance Stock for which the restrictions would have lapsed had the Grantee been employed on the last day of the performance period, under such circumstances as the Committee, in its sole discretion, determines.

(e) Notice of Tax Election. Any Grantee making an election under Code § 83(b) for the immediate recognition of income attributable to the award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

SECTION 9 — RSUs

(a) Nature of RSUs. An RSU entitles the Grantee to receive, with respect to each RSU that vests in accordance with subsection (c) or Section 14, one share of Common Stock, cash equal to the Fair Market Value of a share of Common Stock on the date of vesting, or a combination thereof as determined by the Administrator and set forth in the Award Agreement. Any fractional RSU shall be payable in cash.

(b) Grant of RSUs.  At the time of grant, the Administrator shall determine (1) the number of RSUs subject to the Award, (2) whether the RSU is a PSU (where vesting is based on Performance Goals), or an RSU that is not a PSU (where vesting is based on times and/or conditions determined by the Administrator), and (3) when such RSUs shall vest in accordance with subsection (c). The Company shall establish a bookkeeping account in the Grantee’s name which reflects the number and type of RSUs standing to the credit of the Grantee.

(c) Vesting.

(1) RSUs Other Than PSUs.  With respect to RSUs that are not PSUs, the Administrator shall determine when such RSUs shall vest and any conditions (such as continued employment or performance measures) that must be met in order for such RSUs to vest at the end of the applicable restriction period. The Administrator may at any time accelerate the time at which RSUs (other than PSUs) shall vest.

(2) PSUs.  PSUs shall vest at the end of the applicable performance period if and to the extent the Performance Goals (established in accordance with Section 2(t)) have been achieved for such period. The Committee shall certify the extent to which the Performance Goals are achieved and shall the have the discretion to decrease (but not increase) the extent to which PSUs vest on account of such achievement. PSUs shall also vest (A) as provided in Section 14, or (B) if and to the extent determined by the Committee in the case of the Grantee’s death or disability (as determined by the Committee). If the Grantee’s Termination of Service occurs for any reason prior to the end of the performance period, the Grantee shall forfeit all PSUs granted with respect to such performance period, except (i) as provided in Section 14, (ii) as determined by the Committee in the case of the Grantee’s death or disability (as determined by the Committee), or (iii) the Committee may provide for vesting of a pro-rata portion of the PSUs that would have vested had the Grantee been employed on the last day of the performance period, under such circumstances as the Committee, in its sole discretion, determines.

(3) Payment.  Except as otherwise provided in the Award Agreement, upon the vesting of an RSU in accordance with this subsection (c) or Section 14, payment, in Common Stock or cash (as applicable), shall be made in the Short-Term Deferral Period; provided, however, that a Change in Control (as defined in Section 14) shall not accelerate the payment date of an RSU that is subject to Code § 409A unless such Change in Control is also a “change in control event” as defined in regulations under Code § 409A.

(d) Dividend Equivalent Rights.  The Company shall credit to the Grantee’s bookkeeping account, on each date that the Company pays a cash dividend to holders of Common Stock generally, an additional number of RSUs equal to the total number of RSUs credited to the Grantee’s bookkeeping account on the dividend record date, multiplied by the dollar amount of the per share cash dividend, and divided by the Fair Market Value of a share of Common Stock on the dividend payment date. RSUs attributable to such dividend equivalent rights shall be subject to the same terms and conditions as the RSUs to which such dividend equivalent rights relate.

SECTION 10 — STOCK GRANTS

The Administrator may make a Stock Grant to an Employee or a Non-Employee Director. Such Stock Grant shall be fully vested on the date made.

SECTION 11 — STOCK CREDITS

(a) Elective Stock Credits.

(1) Election to Defer.  Each Non-Employee Director may elect to defer payment of all or any portion of his or her Compensation payable for services during any calendar year. Such election must be made prior to the calendar year in which such services are performed; provided, however, that an individual appointed for the first time as a Non-Employee Director (who has not previously been eligible to participate in any other plan required to be aggregated with the Plan under Treas. Reg. § 1.409A-1(c) or any successor thereto) may within the 30 day period following such appointment elect to defer all or any portion of his or her Compensation payable with respect to services performed after the date of such election. An election to defer any Compensation shall be: (i) in writing (or electronic) in a form prescribed by the Committee; (ii) delivered to the Committee or to the Secretary of the Company; and (iii) shall become irrevocable on the December 31 immediately preceding the calendar year (or the date of delivery in the case of a mid-year election by a new Non-Employee Director) in which such services are performed. If a director does not elect to defer Compensation, all such Compensation shall be paid directly to such director in accordance with resolutions adopted by the Board from time to time.

(2) Elective Stock Account.  All Compensation subject to a deferral election shall be deferred into an Elective Stock Account maintained in the name of the Non-Employee Director. Separate Elective Stock Accounts shall be established for a Non-Employee Director for each calendar year only to the extent necessary to reflect the Non-Employee Director’s distribution elections under subsection (d) or beneficiary designations under subsection (g). The Elective Stock Account of a Non-Employee Director shall be credited, as of the day of the calendar year on which the deferred Compensation otherwise would have been payable to such Non-Employee Director, with Stock Credits equal to the number of shares of Common Stock (including fractions of a share) that are equal in value to the amount of such deferred Compensation, using the Fair Market Value of shares of Common Stock on such day.

(b) Nonelective Stock Credits. The Committee shall determine the number of Stock Credits, if any, to be credited to a Non-Employee Director’s Nonelective Stock Account. Separate Nonelective Stock Accounts shall be established for a Non-Employee Director for each calendar year for which he or she is entitled to Stock Credits under this subsection (b) only to the extent necessary to reflect the Non-Employee Director’s distribution elections under subsection (d) and beneficiary designations under subsection (g).

(c) Dividend Equivalents.  As of the date any dividend is paid to holders of shares of Common Stock, each Non-Employee Director’s Stock Account(s) shall be credited with additional Stock Credits equal to (i) the product of the number of Stock Credits (including fractions of a share) credited to the Participant’s Stock Account(s) on the dividend record date, multiplied by the per share dividend, divided by (ii) the Fair Market Value of a share of Common Stock on the dividend payment date. In the case of dividends paid in property other than cash, the amount of the dividend shall be deemed to be the fair market value of the property at the time of the payment of the dividend, as determined in good faith by the Committee.

(d) Time and Method of Payment.

(1) Initial or Deemed Election. Distribution of each Stock Account of a Non-Employee Director shall be made in a lump sum on the later of the one month anniversary of the Non-Employee Director’s Termination of Service or July 1 of the calendar year in which Termination of Service occurs, unless the Non-Employee Director makes an election for (i) distribution to commence on January 15 of the calendar year following the calendar year in which the Non-Employee Director’s Termination of Service occurs, and/or (ii) distribution to be made in annual installments (not to exceed 10) on the elected distribution date and anniversaries thereof, each installment to be equal to the product of the current number of Stock Credits attributed to such Stock Account and a fraction, the numerator of which is one and the denominator of which is the number of installments yet to be paid. Such initial election must be made prior to the calendar year in which services giving rise to such Stock Credit are performed; provided, however, that an individual appointed for the first time as a Non-Employee Director (who has not previously been eligible to participate in any other plan required to be aggregated with the Plan under Treas. Reg. § 1.409A-1(c) or any successor thereto) may within the 30 day period following such appointment make an election with respect to Stock Credits attributable to Compensation for services performed after the date of such election. An initial election shall be: (i) in writing (or electronic) in a form prescribed by the Committee; (ii) delivered to the Committee or to the Secretary of the Company; and (iii) shall become irrevocable on the December 31 immediately preceding the calendar year (or the date of delivery in the case of a mid-year election by a new Non-Employee Director) in which such services are performed except as provided in subsection (d)(2) (regarding subsequent elections) or subsection (f) (regarding emergency withdrawals). If the date elected by a Non-Employee Director for commencement of such distribution is a Saturday, Sunday or a legal holiday, such distribution shall commence as of the next succeeding business day.

(2) Subsequent Election. A Non-Employee Director may change an initial or deemed election with respect to the time and/or method of payment provided that (i) the distribution of a Stock Account pursuant to such changed election is approved in advance by the Committee, (ii) such election change is in writing (or electronic) and is received by the Committee, or the Secretary of the Company, at least 15 months before the earlier of (A) the Non-Employee Director’s Termination of Service, or (B) if applicable, any earlier distribution date specified by the Non-Employee Director in his or her initial election under this subsection (d), and (iii) such election shall not be effective for 12 months and shall defer commencement of distribution at least five years. Any further election must be made at least 15 months in advance of the distribution commencement date, shall not be effective for 12 months and must further defer commencement at least five years. Any election under this paragraph (a “subsequent election”) shall become irrevocable on the date it is delivered to the Committee or the Secretary of the Company unless another subsequent election is filed and becomes effective or a distribution is made pursuant to subsection (f).

(e) Medium of Payment. Distribution of a Non-Employee Director’s Stock Accounts shall be made in cash or in Common Stock, as determined by the Committee, except that the value of any fractional share shall be paid in cash based on the Fair Market Value of the Common Stock on the date of distribution.

(f) Emergency Withdrawal. Upon written (or electronic) application to and with the approval of the Committee, any Non-Employee Director may withdraw up to the total of the amounts in his Stock Accounts in a lump sum in the event of a severe financial hardship to the Non-Employee Director resulting from: (i) an illness or accident that befalls the Non-Employee Director, the Non-Employee Director’s spouse (as defined for purposes of Federal law) or his dependent (as defined in Code § 152 Code, without regard to § 152(b)(1), (b)(2) and (d)(1)(B)), (ii) loss of the Non-Employee Director’s property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Non-Employee Director’s control. The Committee, in its sole discretion, shall determine whether a Non-Employee Director has experienced an unforeseeable emergency within the meaning of this subsection. However, an emergency withdrawal shall in no event be permitted to the extent that the emergency need is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, or (ii) by liquidation of the Non-Employee Director’s assets, to the extent that the liquidation would not itself cause severe financial hardship, or (iii) by cessation of deferrals under the Plan. The Committee shall not grant an emergency withdrawal in an amount that exceeds the amount required to relieve the Non-Employee Director’s emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. If the Non-Employee Director requesting the emergency withdrawal is a member of the Committee, he shall take no part in any decision of the Committee.

(g) Distribution Upon Death. Notwithstanding any other provision of this Plan, upon the death of a Non-Employee Director, the Committee shall distribute all of such Non-Employee Director’s Stock Accounts in a lump sum to such person or persons or the survivors thereof, including corporations, unincorporated associations or trusts, as the Non-Employee Director may have designated. All such designations shall be made in writing in a form prescribed by the Committee and delivered to the Committee. A Non-Employee Director may from time to time revoke or change any such designation by written notice to the Committee. If there is no designation on file with the Committee at the time of the Non-Employee Director’s death, or if the person or persons designated therein shall have all predeceased the Non-Employee Director or otherwise ceased to exist, or if there is a dispute among designees of a Non-Employee Director, such distributions shall be made to the executor or administrator of the Non-Employee Director’s estate. Any distribution under this subsection (g) shall be made on the last day of the first month following the month of the Non-Employee Director’s death.

SECTION 12 — AWARD AGREEMENTS

Awards granted under the Plan (other than Stock Credits and Stock Grants) shall be evidenced by Award Agreements in such form as the Administrator shall from time to time approve which shall include such provisions as the Administrator shall deem advisable that are not inconsistent with the provisions of the Plan, Code § 409A and, for ISOs, Code § 422(b). For example, an Award Agreement may require forfeiture or payment of gains to the Company in the event of the Grantee’s misconduct. The Award Agreements shall specify the type of Award granted. Each Grantee shall enter into, and be bound by, an Award Agreement as soon as practicable after the grant of an Award (other than a Stock Credit or a Stock Grant).

SECTION 13 — ADJUSTMENT IN CASE OF CHANGES IN COMMON STOCK

The following shall be adjusted to reflect any stock dividend, stock split, reverse stock split, rights offering, extraordinary dividend, share combination, spin-off, exchange or reclassification, recapitalization, merger, consolidation or other corporate reorganization affecting the Common Stock:

(a) The maximum number and type of shares under the limits set forth in Section 4; and

(b) The number and type of shares issuable upon exercise, vesting or payment of outstanding Options, SARs, RSUs and Stock Credits under the Plan (as well as the exercise price per share under outstanding Options and the Fair Market Value of a share on the date an outstanding SAR was granted); provided, however, that (i) no such adjustment shall be made to an outstanding ISO if such adjustment would constitute a modification under Code § 424(h), unless the Grantee consents to such adjustment, and (ii) no such adjustment shall be made to an outstanding Option or SAR if such adjustment would cause the Option or SAR to be subject to Code § 409A.

Such adjustments shall be made by the Committee to appropriately and equitably reflect any such change or transaction, so that the holder of an outstanding Option, SAR, RSU or Stock Credit is in the same economic position before and after the change or transaction. For purposes of this Section 13, shares underlying Restricted Stock Awards still subject to restriction under Section 8(c) shall be treated in the same manner as issued shares of Common Stock not subject to restriction.

SECTION 14 — CHANGE IN CONTROL

(a) Full Vesting. Notwithstanding any other provision of this Plan, each outstanding Award shall become fully vested and, in the case of an Option or SAR, exercisable upon a Change in Control unless the Award Agreement evidencing the Award provides otherwise; provided, however, that this Section 14 shall not increase the extent to which an Award is vested or exercisable if the Grantee’s Termination of Service occurs prior to the Change in Control.

(b) Definition. For the purpose of the Plan, a “Change of Control” shall, without limitation, be deemed to have occurred if:

(1) A third person, including a “group” as such term is used in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of 25% or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company;

(2) Individuals who were members of the Board of Directors immediately prior to the execution of an agreement providing for a transaction listed in (3) below cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date of such agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters of the directors comprising the Board as of such date (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be considered as though such person were a member of the Board as of such date;

(3) The consummation of (i) any consolidation, share exchange, merger or amalgamation of the Company as a result of which the individuals and entities who were the respective beneficial owners of the outstanding common stock of the Company and the voting securities of the Company immediately prior to such consolidation, share exchange, merger or amalgamation do not beneficially own, immediately after such consolidation, share exchange, merger or amalgamation, directly or indirectly, 50% or more, respectively, of the common stock and combined voting power of the voting securities entitled to vote of the company resulting from such consolidation, share exchange, merger or amalgamation; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or earning power of the Company; or

(4) The approval by the shareholders of a plan of complete liquidation or dissolution of the Company.

SECTION 15 — CERTAIN CORPORATE TRANSACTIONS

In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the surviving or successor corporation shall assume each outstanding Award or substitute a new award of the same type for each outstanding Award; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Awards, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides so to terminate outstanding Options and SARs, the Committee shall give each Grantee holding an Option or SAR to be terminated not fewer than seven days’ notice prior to any such termination, and any Option or SAR which is to be so terminated may be exercised (if and only to the extent that it is then exercisable under the terms of the Award Agreement and Section 14) at any time prior to such termination. Further, as provided in Sections 6(d), 7(b), 8(d)(2) and 9(c)(1), the Administrator may, in its discretion accelerate, in whole or in part, the date on which any or all Awards become exercisable or vested (to the extent such Award is not fully exercisable or vested pursuant to the Award Agreement or Section 14).

The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that (i) in the case of ISOs, such change would not constitute a “modification” under Code § 424(h), unless the Grantee consents to the change, and (ii) no such adjustment shall be made to an outstanding Option or SAR if such adjustment would cause the Option or SAR to be subject to Code § 409A.

SECTION 16 — AMENDMENT OF THE PLAN AND OUTSTANDING AWARDS

The Board or the Committee, pursuant to resolution, may amend or suspend the Plan, and, except as provided below, the Administrator may amend an outstanding Award in any respect whatsoever and at any time; provided, however, that the following amendments shall require the approval of shareholders —

(a) a change in the class of employees eligible to participate in the Plan with respect to ISOs;

(b) except as permitted under Section 13, an increase in the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan;

(c) a modification of the material terms of the “performance goal,” within the meaning of Treas. Reg. § 1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with Code § 162(m) is desired); and

(d) any amendment for which shareholder approval is required under the rules of the exchange or market on which the Common Stock is listed or traded.

Except as provided in Section 15 or as deemed necessary or desirable to avoid the additional tax under Code § 409A, no amendment or suspension of an outstanding Award shall (i) adversely affect the rights of the Grantee or cause the modification (within the meaning of Code § 424(h)) of an ISO, without the consent of the Grantee affected thereby, or (ii) cause an Option or SAR to become subject to Code § 409A. Except as permitted under Section 13 or Section 15, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without the approval of shareholders.

SECTION 17 — TERMINATION OF PLAN

Unless earlier terminated by the Board, the Plan shall terminate on January 29, 2018 (which date is within 10 years after the date the Plan was adopted, or the date the Plan was approved by the shareholders of the Company, whichever is earlier). Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Awards granted hereunder which are outstanding on the date the Plan is terminated and which by their terms extend beyond such date.

SECTION 18 — SHAREHOLDER APPROVAL

This Plan shall become effective on May 7, 2008; provided, however, that if the Plan is not approved by the shareholders of the Company within 12 months before or after the date the Plan was adopted, the Plan and all Awards granted hereunder shall be null and void and no additional Awards shall be granted hereunder.

SECTION 19 — MISCELLANEOUS

(a) Rights. Neither the adoption of the Plan nor any action of the Board or the Administrator shall be deemed to give any individual any right to be granted an Award, or any other right hereunder, unless and until the Administrator shall have granted such individual an Award, and then his or her rights shall be only such as are provided in the Award Agreement. Notwithstanding any provisions of the Plan or the Award Agreement with an Employee, the Company and any Related Corporation shall have the right, in its discretion but subject to any employment contract entered into with the Employee, to retire the Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever, or for no reason. A Grantee shall have no rights as a shareholder with respect to any shares covered by his or her Award until the issuance of a stock certificate to (or book entry for) him or her for such shares, except as otherwise provided under Section 8(b) (regarding Restricted Stock).

(b) Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any affiliate of the Company, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company’s by-laws or Tennessee law.

(c) Transferability; Registration. No ISO, Restricted Stock, RSU or Stock Credit shall be assignable or transferable by the Grantee other than by will or by the laws of descent and distribution. During the lifetime of the Grantee, an ISO shall be exercisable only by the Grantee or, in the event of the Grantee’s legal disability, by the Grantee’s guardian or legal representative. Such limits on assignment, transfer and exercise shall also apply to NQSOs and SARs except to the extent the Grantee’s Award Agreement permits transfers for no consideration to one or more family members (as such term is defined in the instructions to Form S-8 Registration Statement under the Securities Act of 1933). If the Grantee so requests at the time of exercise of an Option or an SAR, or at the time of grant of Restricted Stock or vesting of an RSU, the certificate(s) shall be registered in the name of the Grantee and the Grantee’s spouse jointly, with right of survivorship. Except as provided in this subsection (c), no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance and any attempt to do so shall be void.

(d) Deferrals. The Committee may permit or require Grantees to defer receipt of any Common Stock issuable upon the lapse of the restriction period applicable to Restricted Stock or RSUs, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common Stock equivalents. In no event, however, shall such deferrals be permitted unless the Grantee’s Award Agreement specifically permits deferrals under this subsection.

(e) Listing and Registration of Shares. Each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase of shares of Common Stock thereunder, or that action by the Company, its shareholders, or the Grantee should be taken in order to obtain an exemption from any such requirement or to continue any such listing, registration, or qualification, no such Award may be exercised, in whole or in part, and no Restricted Stock, RSU, Stock Grant or Stock Credit may be awarded, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Grantee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that such person is an eligible purchaser under applicable securities laws, and that the shares purchased or granted pursuant to the Award shall be for investment purposes and not with a view to distribution; certificates representing such shares may be legended accordingly.

(f) Withholding and Use of Shares to Satisfy Tax Obligations.  The obligation of the Company to deliver shares of Common Stock or cash upon the exercise of any Award, upon the vesting of Restricted Stock or RSU, or upon the making of a Stock Grant shall be subject to applicable federal, state and local tax withholding requirements. If the exercise of any Award, the vesting of Restricted Stock or RSU, or making of a Stock Grant is subject to the withholding requirements of applicable federal, state or local tax law, the Administrator, in its (or his) discretion, may permit or require the Grantee to satisfy the federal, state and/or local withholding tax, in whole or in part, by electing to have the Company withhold shares of Common Stock (or by returning previously acquired shares of Common Stock to the Company); provided, however, that the Company may limit the number of shares withheld to satisfy the tax withholding requirements with respect to any Award to the extent necessary to avoid adverse accounting consequences. Shares of Common Stock shall be valued, for purposes of this subsection, at their Fair Market Value (determined as of the date(s) such shares are withheld to satisfy the applicable withholding requirements). The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this subsection.

(g) Acquisitions.  Notwithstanding any other provision of this Plan, Awards may be granted hereunder in substitution for awards held by employees or directors of other entities who are about to, or have, become Employees or Non-Employee Directors as a result of a merger, consolidation, acquisition of assets or similar transaction by the Company or Related Corporation. The terms of the substitute Awards so granted may vary from the terms set forth in this Plan to such extent the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted; provided, however, that no substitute Award shall be granted which will subject the Award to Code § 409A (if it previously was not subject to Code § 409A).

(h) Application of Funds. Any cash received in payment for shares pursuant to an Award shall be added to the general funds of the Company.

(i) No Obligation to Exercise Award. The granting of an Award shall impose no obligation upon a Grantee to exercise such Award.

(j) Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Tennessee (without reference to principles of conflicts of laws) shall govern the operation of, and the rights of Grantees under, the Plan, and Awards granted thereunder.

(k) Unfunded Plan. The Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan, and shall be a general unsecured obligation of the Company. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

(l) Successors and Heirs.  The Plan, Award Agreements and any properly executed election or designation under the Plan shall be binding upon (i) the Company and its successors (including any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all or the business and assets of the Company), and (ii) the Grantee and the Grantee’s heirs, legal representatives and beneficiaries.

IN WITNESS WHEREOF, THOMAS & BETTS CORPORATION has caused this Plan to be duly executed this           day of       , 2008.

Attest:	THOMAS & BETTS CORPORATION
Name: Title:	By: Name: Title:

Thomas & Betts Corporation

Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 7, 2008.

Vote by Internet
•	Log on to the Internet and go to www.investorvote.com/tnb
•	Follow the steps outlined on the secured website.
Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	123456	C0123456789	12345

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 — 4.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold
	01 — J.K. Hauswald	☐	☐	02 — D. Jernigan	☐	☐	03 — R.B. Kalich Sr.	☐	☐
	04 — K.R. Masterson	☐	☐	05 — D.J. Pileggi	☐	☐	06 — J.P. Richard	☐	☐
	07 — K.L. Roberg	☐	☐	08 — D.D. Stevens	☐	☐	09 — W.H. Waltrip	☐	☐

		For	Against	Abstain
2.	Ratification of Appointment of Independent Registered Public Accounting Firm.	☐	☐	☐
3.	Approval of the Management Incentive Plan.	☐	☐	☐
4.	Approval of the Thomas & Betts 2008 Stock Incentive Plan.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Annual Report Mark the box to the right if you would like to stop receiving an Annual Report.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.

/ /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

THOMAS & BETTS CORPORATION
Solicited on Behalf of the Board of Directors
ANNUAL MEETING OF SHAREHOLDERS — MAY 7, 2008 — 10:00 a.m.
Winegardner Auditorium, The Dixon Gallery and Gardens
4339 Park Avenue, Memphis, Tennessee 38117
▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Thomas & Betts Corporation

Notice of 2008 Annual Meeting of Shareholders
Your shares will be voted as recommended by the Board of Directors unless you indicate otherwise in which case they will be voted as marked. The undersigned hereby appoints KENNETH W. FLUKE and J.N. RAINES as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Thomas & Betts Corporation held by the undersigned on March 7, 2008, at the Annual Meeting of Shareholders to be held on May 7, 2008, or any adjournment or postponement thereof.
You are encouraged to specify your choices by marking the appropriate boxes ON THE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.
PLEASE VOTE PROMPTLY. UNLESS YOU ARE VOTING BY TELEPHONE OR INTERNET, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN IN THE ENCLOSED ENVELOPE.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side.)